Exhibit 10.13

STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 2nd day of February in the year 2007, between
1790 BROADWAY ASSOCIATES LLC, a New York limited liability company,
c/o Goodhope Management Corp., 1790 Broadway, New York, N.Y. 10019,
party of the first part, hereinafter referred to as OWNER, and CREDITCARDS.COM, INC., a Delaware corporation, having an address at 1790 Broadway, New York, N.Y. 10019 party of the second part, hereinafter referred to as TENANT.

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner that rentable portion of the seventh (7th) floor as Suite 705, identified on the Floor Plan attached hereto, in the building known as 1790 Broadway in the Borough of Manhattan, City of New York, for the term of five (5) years and five (5) months (or until such term shall sooner cease and expire as hereinafter provided) to commence on the See Art. 54 day of See Art. 54 in the year See Art. 54, and to end on the See Art. 54 day of See Art. 54 in the year See Art. 54, and both dates inclusive, at the annual rental rate of See Article 41 which Tenant agrees to pay in lawful money of the United States, which hall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first one (1) monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:

1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:

2. Tenant shall use and occupy the demised premises for executive office use only and for no other purpose.

Tenant Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Subject to the prior written consent of Owner and to the provisions of this article, Tenant at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expenses, obtain all permits, approvals and certificates required by any governmental or quassi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry, such worker’s compensation, commercial general liability, personal and property damage insurance as Owner may require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, weather or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant’s expenses, by payment or filing a bond as permitted by low. All fixtures and all paneling, partitions, railings and like installations installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner an shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expenses. Nothing in this article shall be constructed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal, of other installations as may be required by Owner. Tenant shall immediately, and at its expenses, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the demised premises by Owner, at Tenant’s expenses.

Maintenance and Repairs:

4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, carelessness, omission, neglect or improper conduct of Tenant, Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or applied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture and equipment. Tenant shall promptly make, at Tenant’s expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trade in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building of the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant’s expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition to the demised premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy or law in such instance will be by way of an action for damages for breach of contract. The provision of this Article & shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or assorting jurisdiction.

Requirements of Law, Fire Insurance, Floor Lands:

6. Prior to the commencement of the lease term. If Tenant is then in possession, and at all times thereafter, Tenant, at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local government, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, arising out of Tenant’s manner of use thereof, (including Tenant’s permitted use) or, with respect to the building if arising out of Tenant’s manner of use of the demised premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after recurring Owner to Owner’s satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney’s fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all sales, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in actings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance.

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lease or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination. Tenant shall from time to time execute promptly any certificate that Owner may request.

Property  Loss, Damage Reimbursement Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building nor for loan of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner’s own acts. Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys’ fees paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any Subtenant, and any agent, contractor, employee, invitee or licenses of any Subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenants expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and all the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and henceforth shall cease until the date when the demised premises shall have been repaired and restored by the Owner (or if sooner reoccupied in part by the Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Landlord’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein. Owner shall make the repairs and renovations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other, or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasers’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant’s entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipments, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributors, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encounter this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

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Electric Current:

12. Rates and conditions in respect to subletting or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes, ducts, and conduits in and through the demised premises and to elect new pipes, ducts, and conduits therein, provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees

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Rider to be added if necessary

of the building and during the last six months of the term. for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry in to the demised premises. Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom. Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation of abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant’s obligations hereunder.

Vault, Vault Space, Area:

14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building. Which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or upon be diminished or required by any federal, state or municipal authority or public utility. Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any events, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:

16.                          (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenants within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state earning Tenant (or a guarantor of any of Tenant’s obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant’s obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Articles 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent receives hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four present (4%) per annum. If such demised premises or any part thereof be re-let by the Owner for the unexpired term of paid lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain an liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

Default:

17.                          (1)               If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under §6.5 of Title 11 of the U.S. Code (Bankruptcy Code), or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposit hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant shall be in default with respect to any other lease between Owner and Tenant, or if Tenant shall fail to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expires as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2)                     If the notice provided for in (1) hereof  shall have been given, and the term shall expire on aforesaid, or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required, than, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and disposes Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease. Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and waiver of Redemption:

18. In case of any such default, re-entry, expiration and/or disposses by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, disposes and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which  may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform  said Tenant’s covenants therein continued, any deficiency between the rent hereby received and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have continued the balance of the term of this lease. The failure of Owner to re-let the demised premises, or any part or parts thereof, shall not release or affect Tenant’s liability for damages in computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney’s fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the [ ] day specified in this lease, and may not brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceedings. Owner, in pulling the demises premises in good order or preparing the same for re-rental may, at Owner’s option, make such alternations, repairs, replacements, and/or decorations in the demised premises of Owner, or Owner’s solo judgment, considers advisable and necessary for the purpose of re-leasing the demised premises, and the making of such alternations, repairs, replacements, and/or decorations shall not operate or be continued to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such not rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants  or provisions hereof, Owner shall have the right of injunction and the right to invoke an remedy allowed at law of in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all right of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses

19. If tenant shall default in the observances or performance of any term or covenant on Tenant’s part to be observed or performed under, or by virtue of, any of the terms or provisions in any articles of this lease, after notice, if required, and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease. Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant hereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with internal and costs. The forgoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent thereunder,  and shall be paid by Tenant to Owner within ten (10) days of rendition or any bill or statement to Tenant therefore. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Budding Alterations and Management:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of such controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may [ ] necessary for the security of the building and its occupants.

No representative Owner:

21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquired with their condition and agrees to take the same “as-is” and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Terms

22. Upon the expiration or other termination of the term if this lease, Tenant shall quit and surrender to Owner the demised premises, “broom-clean”, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed. Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or rejection of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason. Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into possession of the demise premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right in recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant’s use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises. Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform:

27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused to because Owner is unable to fulfill any of its obligations under this lease, or to supply or is delayed in supplying any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government [illegible] or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28. Except as otherwise in this lease provided, any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease, Tenant’s address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Owner’s managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner’s option, notices and bills to Tenant may be sent by hand delivery.

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Services Provided by Owner:

29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant’s expense, which Tenant shall thereafter maintain at Tenant’s expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner’s expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant’s sole expense, in a manner reasonably satisfactory to Owner, and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant’s refuse and rubbish from the building; (e) if the demised premises are serviced by Owner’s air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 pm., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours on Saturdays, Sundays or on holidays, as defined under Owner’s contract with the applicable Operating Engineers contract, Owner will furnish the same at Tenant’s expense. RIDER to be added in respect to rules and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any way affecting this lease or the obligations of Tenant hereunder.

Captions:

30. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:

31. The term “office”, or “offices”, wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term “Owner” means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said leasee of the building, or of the land and building, that the purchaser, grantee, assignee or transferee or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “business days” as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

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Rider to be added if necessary.

Adjacent Excavation- Shoring:

32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made. Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the [Illegible] by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

33. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner and Owner’s agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

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Security:

34. Tenant has deposited with Owner the sum of Zero $ See Art. 63 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent. Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention. Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part. Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate:

35. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other, person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

Successors and Assigns:

36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised  premises.

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Rider to be added if necessary.

See Rider attached hereto and made an integral part hereof.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:

1790 BROADWAY ASSOCIATES LLC

/s/ Illegible		/s/ Illegible
By:

Witness for Tenant:

/s/ Elisabeth DeMarse
CREDITCARDS. COM, INC.

/s/ Gaye Dunstan	By:	/s/ Elisabeth DeMarse
Elisabeth DeMarse

ACKNOWLEDGEMENT

STATE OF NEW YORK,

SS.:

COUNTY OF

On the                   day of                             in the year                      , before me, the undersigned, a Notary Public in and for said State, personally appeared                                                                                                , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

NOTARY PUBLIC

GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner’s successors and designs, the fall performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the “Rules and Regulations” as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no way be terminated, affected or impaired by reason of the [Illegible] by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to [Illegible] renewal, modification or extension of this lease and during any period when Tenant is occupying the demised premises as a “statutory tenant.” As a further inducement to Owner to make this lease, and in consideration thereof. Owner and the undersigned [Illegible] and agree that is any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee, that Owner and the undersigned shall and do hereby waive trial by jury.

Dated:	In the year

Guarantor

Witness

Guarantor’s Residence

Business Address

Firm Name

STATE OF NEW YORK	) ss:

COUNTY OF	)

On the                                                                       day of                                                        in the year before me, the undersigned, a Notary Public in and for said State, personally appeared                                                                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed is the within instrument and acknowledged to me that he/she/they executed the name in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, [Illegible].

Notary Public

[GRAPHIC] IMPORTANT – PLEASE READ [GRAPHIC]

RULES AND REGULATIONS ATTACHED TO AND
MADE A PART OF THIS LEASE
IN ACCORDANCE WITH ARTICLE 33.

1.                          The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises, and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any [Illegible], except those equipped with rubber [Illegible] and safeguards. If said premises are situated on the ground floor of the building. Tenant thereof shall further, as Tenant’s expense, keep the sidewalk and curb in front of said premises [Illegible] and free from ice, [Illegible], dirt and rubbish.

2.                          The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and so sweepings, rubbish, [Illegible], acids or other substances shall be deposited therein, and the expenses of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant, whether or not caused by the Tenant, or its [Illegible], agents, employees or visitors.

3.                          No carpet, rug or other article shall be hung or shaken out of any window of the building and Tenant shall not sweep or know, or permit to be swept or thrown, from the [Illegible] premises and dirt or other substance into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept, any food or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept is or about the building. Smoking or carrying lighted cigars or cigarettes is the elevators of the building is prohibited.

4.                          No awnings or other projections shall be attached to the outside walks of the building without the prior written consent of Owner.

5.                          No sign, advertisement, notice or other lettering shall be exhibited, inscribed, printed or affiliated by Tenant on any part of the outsides of the demised premises or the building, or on the [Illegible] of the [Illegible] premise. If the name if visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violates of the foregoing by Tenant. Owner may remove some without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on door and directory tablet shall be inscribed, printed or affixed for Tenant by Owner in the expenses of Tenant, and shall be of a size, color and style acceptable to Owner.

6.                          Tenant shall not mark, point, drill into, or in any way defence, any parts of the demised premises or the building of which they form a part. No baring, cutting or arranging of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay liabilities, or other linoleum, or other similar floor covering, so that the [Illegible] shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is [Illegible] to be used, an [Illegible] of builder’s [Illegible] be firm affixed to the floor, by a [Illegible] or other material, soluble in water, the use of cement or other similar adhesive material being [Illegible] prohibited.

7.                          No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to or otherwise procured by, Tenant and in the event of the loss of any keys to furnished. Tenant shall pay to Owner the cost thereof.

8.                          Freight, furniture, business equipment, merchandise and bulky [Illegible] of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner [Illegible] by Owner. Owner reserves the right to impact all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, or which these Rules and Regulations are a part.

9.                          Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the [Illegible].

10.                    Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom Tenant requests [Illegible] in writing. Tenant shall be responsible for all persons for whom be request such pass, and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11.                    Owner shall have the right to prohibit any advertising by Tenant which is Owner’s opinion, [Illegible] to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner; Tenant shall refrain from or discontinue such advertising.

12.                    Tenant shall not being or permit to be brought or kept in or on the [Illegible] premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in or emanate from, the demised premises.

13.                    If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to each services. If Tenant requires air conditioning or ventilation after the usual hours. Tenant shall give notices in writing to the building superintendent prior to 3:00 p.m. in the [Illegible] of services required on weekdays and prior to 3:00 p.m. on the day prior is [Illegible] of [Illegible] service required so weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the [Illegible] premises.

14.                    Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or over of the building without Owner’s prior written consent, if such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Owner may designate.

15.                    Refund and [Illegible]. (1) Compliance by Tenant. Tenant [Illegible] and agrees, at its role cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regulating the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into categories as provided by law. Each separately sorted category of waste products, garbage, reflect and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner’s option, be removed from this demised premise in accordance with a collection schedules prescribed by law. Tenant shall remove, or clear to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenants waste products, garbage refuse or trash (a) that is not separated and sorted required by law of (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole [Illegible] expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15, and, at Tenant’s sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

Address	1790 Broadway, N.Y., N.Y.
Suite 705

Premises

TO

STANDARD FORM OF

[GRAPHIC]                                    Office                                    [GRAPHIC]

Lease

The Real Estate Board of New York, Inc.
Copyright 2004 All rights Reserved
Reproduction in whole or in part prohibited.

Dated	in the year

Rent Per Year

Rent Per Month

Term
From
To

Drawn by

Checked by

Entered by

Approved by

Company:	John P. O’Donnell, P.C.	S/N:	PCF5-11967

Provided by:	John O’Donnell	[Illegible]

RIDER ATTACHED TO AND FORMING PART OF THE AGREEMENT OF LEASE, DATED FEBRUARY 2, 2007, BY AND BETWEEN 1790 BROADWAY ASSOCIATES LLC, AS OWNER, AND CREDITCARDS.COM, INC., AS TENANT, OF PREMISES LOCATED AT 1790 BROADWAY, NEW YORK, NEW YORK 10019-1412.

37.                  APPLICATION OF THIS RIDER.

If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this lease, whether or not such inconsistency is expressly noted in this Rider, then, unless the contrary be stated, the provisions of this Rider shall prevail.

38.                  ADDITIONAL DEFINITIONS.

For the purposes of this lease and all agreements supplemental to this lease, and all communications with respect thereto, unless the context otherwise requires:

(1)                     The term “fixed rent” shall mean rent at the annual rental rate or rates provided for in the granting clause appearing at the beginning of this lease.

(2)                     The term “additional rent” shall mean all sums of money, other than fixed rent, as shall become due and payable from Tenant to Owner hereunder, and Owner shall have the same remedies therefor as for a default in payment of fixed rent, including any remedies provided by law.

(3)                     The term “rents” shall mean fixed rent and additional rent hereunder.

(4)                     The term “Landlord” shall be deemed synonymous with the term “Owner”.

(5)                     Any provision in this lease that Tenant shall do or not do or shall cause or permit or not cause or permit a particular act, condition or circumstance shall be deemed to mean that Tenants so covenants. Tenant’s obligations hereunder shall be construed in every instance as conditions as well as covenants.

(6)                     The term “Tenant” shall mean Tenant herein named or any permitted assignee or other successor in interest (immediate or remote) of Tenant herein named, when Tenant herein named or such assignee or other successor in interest, as the case may be, is in possession of the demised premises as owner of the Tenant’s estate and interest granted by this lease, and also, if Tenant is not an individual, corporation, limited liability company, limited liability partnership, all of the individuals, firms and/or corporations or other entities comprising Tenant.

(7)                     Any transfer, by operation of law or otherwise, of Tenant’s interest in this lease or of a 50% or greater interest in Tenant (whether stock, membership interest, partnership interest or otherwise) shall be deemed an assignment of this lease within the meaning of Article 11.

(8)                     The term “in full force and effect” whenever used in reference to this lease as a condition to the existence of exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no material default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this lease) as would entitle Owner in either such instance to terminate this lease or to dispossess Tenant.

(9)                     The words “include”, “including” and “such as” shall each be construed as if followed by the phrase “without being limited to”. The words “herein”, “hereof”, “hereby”, “hereunder” and words of similar import shall be construed to refer to this lease as a whole and not to any particular Article or subdivision thereof unless expressly so stated. The rule of eisudem generis shall not be applicable to limit a general statement following or referable to any enumeration of specific matters to matters similar to the matters specifically mentioned. Words and phrases used in the singular shall be deemed to include the plural and vice versa and nouns and pronouns used in any particular gender shall be deemed to include any other gender, as the sense of the context may permit.

(10)               The term “Building” shall mean 1790 Broadway, New York, New York, the structure and the land of which the demised premises form a part.

39.                  QUALIFICATION OF CERTAIN PRECEDING PRINTED ARTICLES.

A.                      The demised premises shall not include any common areas of the Building or any rooms used for mechanical, heating or air conditioning equipment or for storage by Owner, and Tenant shall not use or keep or store anything in any such rooms in the Building. Tenant shall have a non-exclusive license to use the common restrooms on the seventh (7th) floor of the Building.

B.                        Subject to the provisions of this Article, Tenant shall use and occupy the demised premises for executive offices (including normal and customary ancillary uses thereto) and for and for no other purposes.

C.                        Supplementing Article 33 and Rule 15 of the Rules and Regulations attached to and made a part of this lease:

(1)                     Tenant agrees not to permit the accumulation (unless in concealed, sealed metal or plastic containers) of any rubbish or garbage in, on or about the demised premises or the Building, subject to the provisions of paragraph N of this Article.

(2)                     Owner shall collect and dispose of all normal office use garbage or rubbish, excluding any and all medical waste, from the demised premises at Owner’s expense. Tenant shall not place any rubbish or garbage (in metal or plastic containers only) in or outside the demised premises for collection except at such times and in compliance with such rules and regulations as Owner may from time to time establish.

(3)                     Tenant covenants to comply with all applicable requirements and regulations of the Department of Health of the City of New York, the New York City Department of Sanitation and all other governmental agencies or instrumentalities having jurisdiction over the removal and disposal of rubbish end waste, including, without limitation thereto, any and all regulations now or hereafter enacted pertaining to the disposal of medical waste and with respect to recycling.

(4)                     Tenant, at Tenant’s sole cost and expense, shall take whatever steps are necessary to properly handle, transport and dispose of any medical waste, toxic substances or hazardous materials from the demised premises in accordance with the rules and regulations of any governmental agency having jurisdiction over such medical waste or toxic substances or Hazardous Substances including, without limitation, Local Law 57. At Owner’s option, Owner may arrange for the disposal of such medical waste, toxic substances or Hazardous Substances from the demised premises at Tenant’s expense, provided, however, that Tenant shall not be responsible for expenses attributable to the removal of any asbestos or hazardous materials which were present on the demised premises upon the Lease Commencement Date, providing the same were not introduced into the demised premises by Tenant. Notwithstanding anything to the contrary. Tenant shall have no obligation regarding and shall have no liability for expenses related to asbestos or hazardous substances present upon the demised premises upon the Lease Commencement Date, providing the same were not introduced into the demised premises by Tenant.

(5)                     Tenant shall indemnify, defend, and hold Owner harmless from and against all liability and all cost and expense (including reasonable attorneys’ fees) incurred by Owner in connection with any such medical waste, toxic substances or Hazardous Substances, appertaining to the demised premises (unless the same were present upon the demised premises on the Lease Commencement Date) including but not limited to, any act or omission of Tenant in connection with the removal or failure to properly remove the same.

(6)                     Tenant agrees not to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the demised premises any Hazardous Substances. Hazardous Substances shall be defined as any “hazardous chemical” or “hazardous substance” or similar term as defined in any applicable federal, state or local law, rule or regulation dealing with environmental protection, except as may be permitted by all applicable laws and regulation for ordinary office chemicals and supplies generally used and available for unrestricted public consumption. It is understood that the provisions in this paragraph shall be applicable notwithstanding the fact that any substance shall not be deemed a Hazardous Substance at the time of execution of this lease but shall thereafter be deemed to be a Hazardous Substance. Tenant shall indemnify and hold Owner harmless from any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by Owner or threatened against Owner relating to or arising out of any breach by Tenant of the undertakings set forth in this paragraph, said indemnity to survive the expiration of this lease or its sooner termination.

D.                       The use of the demised premises for the purposes specified in Article 2 shall not in any event be deemed to include, and Tenant shall not ever use, or permit the use of, the demised premises or any part thereof for:

(1)                     the conduct of a stock or real estate brokerage office or business serving walk-in retail customers or the general public; or

(2)                     the conduct of a public auction of any kind or of any gaming or gambling activities, or of any political or club activities, whether private or public; or

(3)                     the conduct of a school, college, university or educational institution of any kind, whether or not for profit; or

(4)                     the conduct of a cafeteria or restaurant, excluding the use of Tenant’s own pantry, if any; or

(5)                     the conduct of any business, occupation or activity which, in the reasonable judgment of Owner, may (i) create or foster an unusual risk to the security of the Building or of any of its tenants or occupants, (ii) impair the reputation of the Building as a high quality office building, (iii) interfere with or disturb the occupancy of other tenants in the Building, or (iv) violate any Federal, State or local law or ordinance, including, but not limited to, the provisions of Chapter 655 of the Laws of 1990 of the State of New York; or

(6)                     the conduct of any business, not engaged in by Tenant at the date of this lease, if use of the demised premises for such business shall conflict with any negative covenant as to use contained in any other lease of space in the Building in effect prior to use of the demised premises for such business; and Owner promptly shall advise Tenant, upon Tenant’s written request for such information, of the existence of such negative covenant; Owner hereby advises Tenant that two such negative covenants exist, namely with respect to the conduct of the business of a bank or savings and loan association or similar business which engages in the taking of deposits from or rendering of other banking services to the general public, and for the use as a medical facility and/or medical practice specializing in radiology and Tenant acknowledges and represents that its use of the demised premises does not and will not constitute any of the foregoing prohibited uses; or

(7)                     the conduct of an employment agency; or

(8)                     any use by a government, whether domestic or foreign, or any subdivision or agency thereof; or

(9)                     a facility for the sale or distribution of tickets for railroad, steamship, airline or bus transportation or as a travel agency or any use related thereto; or

(10)               wholesale or retail sales or as a showroom facility; or

(11)               for a labor union office, dance studio, barber shop or beauty salon; or

(12)               for the sale of traveler’s checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission; or

(13)               for a methadone clinic or otherwise as a clinic for the treatment of addiction to drugs, alcohol or other similar substances; or

(14)               for a union health clinic or as a clinic where a substantial number of patients are worker’s compensation cases.

E.                         Tenant acknowledges the importance of the above representations and provisions to Owner and acknowledges that Owner’s damages resulting from any breach of the provisions of this Article 39 A, B, C and D are difficult, if not impossible, to ascertain and acknowledges and concedes that, among other remedies for such breach permitted by law or by the provisions of this lease. Owner shall be entitled to enjoin Tenant from any violation of such provisions.

F.                         Tenant shall, at its sole cost and expense, obtain end maintain any certificate of occupancy which may be required for the conduct of Tenant’s business at the demised premises and all other necessary permits, licenses and governmental approvals requisite to the operation of such business thereat.

G.                        Supplementing Article 3:

(1)                     Tenant, at its expense, shall cause any permitted alterations, decorations, installations, additions or improvements in or about the demised premises referred to herein and in Article 3 (hereinafter referred to as “Tenant’s Changes”) to be performed in compliance with all applicable requirements of insurance bodies having jurisdiction, and in such manner as not to interfere with, delay, impose any additional expenses upon Owner in the construction, maintenance or operation of the Building.

(2)                     Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant’s Changes which shall be issued by the Department of Buildings or any other public authority having or asserting jurisdiction.

(3)                     Any Tenant’s Changes to the demised premises made by or on behalf of Tenant pursuant to Article 3 or this Article shall be done only by contractors approved in writing by Owner which approval shall be obtained prior to the commencement of Tenant’s Changes. Owner shall not unreasonably withhold or delay its consent to Tenant’s selection of any contractor providing such selection otherwise complies with the provisions of this lease and of the Building Standards and Regulations.

(4)                     Tenant shall submit to Owner plans and specifications to any proposed Tenant’s Changes and in granting its consent to any Tenant’s Changes Owner may impose such conditions (in addition to those expressly provided in this lease) as to guaranty of completion and payment and of restoration if Tenant shall have commenced any Tenant’s changes and abandoned or failed to properly execute or finish such Tenant’s Changes and otherwise as Owner may reasonably consider desirable. Tenant shall submit to Owner for Owner’s approval complete and detailed architectural, mechanical and engineering plans and specifications showing the alterations requested by Tenant to the demised premises. Such plans and specifications shall be prepared by Tenant at Tenant’s own cost and expense, in accordance with all applicable laws, rules, regulations and requirements of any governmental agency having jurisdiction over the construction of the Building and/or the demised premises, and be sufficient and in the form required to obtain any and all governmental permits and approvals for such alterations. All such permits and approvals shall be obtained by Tenant at Tenant’s own cost and expense. In no event shall Owner shall be required to permit, and Tenant shall not request, work that would: (i) require changes to structural components of the Building or the exterior design of the Building; (ii) require any material modification to the Building’s mechanical installations or installations outside the demised premises; (iii) adversely affect the proper functioning of any of the mechanical, sanitary or other service systems of the Building; (iv) not comply with all applicable laws, rules, regulations and requirements of any governmental agency having jurisdiction over the construction of the Building and/or the demised premises; (v) be incompatible with the Building plans filed with the Department of Buildings of the City of New York or with the occupancy of the Building as a first class office building. Owner may require Tenant to pay Owner’s reasonable fees for review of Tenant’s plans and specifications for such work and supervision of compliance with the requirements of this lease in the performance of such Tenant’s Changes.

(5)                     Owner shall not, under any circumstances, be liable to pay for any work, labor or services rendered or materials furnished to or for the account of Tenant in respect of Tenant’s Changes. Tenant shall not suffer or permit any mechanic’s liens or other liens for work or materials to attach or affect the reversionary or other estate or interest of the Owner in or to the demised premises or the Building or any alterations, repairs or improvements to be erected or made thereon. Notwithstanding, Tenant shall defend and hold Owner harmless from all liens, or charges, of whatsoever nature or description, arising from, or in consequence of, any alterations or improvements that the Tenant shall make or cause to be made upon the demised premises.

(6)                     Tenant shall not cause or permit suspended ceilings to be hung or otherwise installed below the window heads of the Building.

(7)                     If Tenant shall commence any Tenant’s Changes in or to the demised premises, Tenant covenants (i) to prosecute and complete the same in good faith and with due diligence, and (ii) in the event such Tenant’s Changes are abandoned or not completed, to restore the demised premises with a new building installation at least equal in standard and quality to that provided by Owner to other tenants in the Building.

(8)                     Tenant covenants that all Tenant’s Changes shall be carried out in conformity with Owner’s Building Standards and Regulations for 1790 Broadway. A copy of Owner’s Building Standards and Regulations is annexed hereto and shall form an integral part of this lease.

(9)                     Any architect or designer acting for or on behalf of Tenant shall be deemed an agent of and authorized to bind Tenant with respect to architectural and design matters.

(10)               Notwithstanding the provisions of Article 3 to the contrary, Tenant shall not be required to remove any approved Tenant’s Changes, including the Tenant’s Changes constituting Tenant’s Initial Construction as provide in Article 54 of this lease, from the demised premises at the termination of this lease.

H.                       Supplementing Article 4, Tenant shall make all interior structural and non-structural repairs to the demised premises and the fixtures and appurtenances therein as may be required by reason of the making of any Tenant’s Changes made in the demised premises, or the use or operation of Tenant’s property in the demised premises. If Tenant fails after ten (10) days notice to proceed with reasonable diligence to commence and prosecute repairs required to be made by Tenant, the same may be made by Owner at Tenant’s expense, and the expense thereof incurred by Owner shall be collectible as additional rent upon rendition of a bill or statement therefor. Except if required by the neglect or other fault of Owner, Tenant, at his expense, shall replace all scratched, damaged or broken doors or other interior glass (i.e., other than Building exterior window glass) in the demised premises and shall be responsible for all maintenance and repair of lighting fixtures and wall and floor coverings in the demised premises.

I.                            As used in Articles 4 and 9, the term “other casualty” appearing in the phrase “fire or other casualty” shall be deemed to mean and shall include explosion, electrical short circuit, bursting or leaking of pipes or other vessels and any other casualty then covered by Owner’s insurance.

J.                           Supplementing Article 16:

(1)                    Insert at the beginning thereof, in place of the first sentence thereof, the following:

“(a)               If upon the commencement of the term of this lease or if at any time during the term hereby demised:

(i)                       Tenant shall file a petition commencing a voluntary case under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under any similar law, or file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy law or any similar state law; or

(ii)                    an involuntary case against Tenant as debtor is commenced by a petition under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under any similar law, or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization pursuant to any state bankruptcy law or any similar state law shall not be dismissed, discharged or denied within ninety (90) days after the filing thereof, or if Tenant shall consent or acquiesce in such appointment; or

(iii)                 a custodian, receiver, United States Trustee, trustee or liquidator of Tenant or of all or substantially all of Tenant’s property or of the demised premises shall be appointed in any proceeding brought by Tenant; or if any such custodian, receiver, United States Trustee, trustee or liquidator shall be appointed in any proceedings brought against Tenant and shall not be discharged within ninety (90) days after such appointment, or if Tenant shall consent to or acquiesce in such appointment; or

(iv)                if Tenant shall generally not pay Tenant’s debts as such debts become due, or shall make an assignment for the benefit of creditors, or shall admit in writing his inability to pay his debts generally as they become due;

then Owner may, at its option, cancel and terminate this lease by giving Tenant written notice to such effect within a reasonable time after receipt of notice of the happening of any one or more of such events.”

(2)                    Add at me end thereof, the following:

“(c)                If Tenant assumes this lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the “Bankruptcy

Code”) to any person or entity who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided to Owner to assure such person’s future performance under the lease, including, without limitation thereto, the assurance referred to in Section 365C(b)(3) of the Bankruptcy Code, shall be given to Owner by Tenant not later than twenty (20) days after receipt by Tenant but in no event later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Owner shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this lease.

(d)                     If this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise delivered in connection with such assignment shall be paid or delivered to Owner, shall be and remain the exclusive property of Owner and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Owner’s property under the preceding sentence not paid or delivered to Owner shall be held in trust for the benefit of Owner and shall be promptly paid to Owner.

(e)                      Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations arising under this lease on or after the date of such assignment. Any such assignee shall upon demand execute and deliver to Owner an instrument confirming such assumption.

(f)                        Nothing contained in this Article shall in any way constitute a waiver of the provision of this lease relating to assignment. Tenant shall not, by virtue of this Article, have any further rights relating to assignment other than those granted in the Bankruptcy Code.

(g)                     Notwithstanding anything in this lease to the contrary, all amounts payable by Tenant to or on behalf of Owner under this lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

(h)                     The term “Tenant” as used in this Article includes any trustee, debtor in possession, receiver, custodian or other similar officer.”

K.                       Supplementing the provisions of Article 17:

(1)                     In case of a default in the payment of rent or additional rent reserved herein, Tenant shall have a grace period of five (5) days within which to cure such default, after receipt of written notice from Owner and if such payment is not made before the expiration of such five (5) day grace period, Owner may serve a five (5) day notice of cancellation of this lease as and with the effects provided in Article 17(1). Tenant’s right to receive such written notice from Owner, shall, however, be rescinded and terminated in the event that Tenant shall have defaulted in the timely payment of rent and Owner shall given Tenant written notice of such default on three (3) successive occasions during the term of this lease, whether or not such defaults were thereafter cured by Tenant.

(2)                     In the case of any other default referred to in Article 17(1), the grace period shall be fifteen (15) business days after written notice from Owner within which to cure such default, except where failure to cure within a shorter period will subject Owner to criminal action or penalty, in which case the provisions of Article 17(1), as written, shall govern and except, further, that where any such default cannot be completely cured or remedied in the exercise of due diligence within such grace period of fifteen (15) business days, such grace period shall be deemed extended to such period as may be reasonably necessary to do the work, or to take such other steps, as shall be required to correct such default, provided Tenant shall have diligently commenced curing such default promptly after receipt of notice thereof and shall thereafter proceed diligently and completely to remedy the same.

(3)                     If Tenant shall fail to pay any installment of fixed rent or any amount of additional rent for more than five (5) days after it shall have become due, Tenant shall pay Owner, on demand, a late charge of three (3) cents for each dollar of the amount of such fixed rent or additional rent as shall not have been paid to Owner within five (5) days after becoming due.

(4)                     In every case in which Tenant is required, by the terms of this lease, to pay a sum of money and payment is not made within five (5) days after such sum of money shall become due, then, at Owner’s option, a “late charge” shall become due and payable to Owner, as additional rent, from the date it becomes due until payment is made, at the rate of interest of three (3.00%) percentage points greater than the so-called “prime rate” as established by Citibank, N.A., at such time, but in no event shall the rate of interest computed above exceed the maximum rate of interest permitted under the laws of the State of New York. Such late charge(s) shall be without prejudice to any of Owner’s rights and remedies hereunder or at law for non-payment or late payment of rent and shall be in addition thereto.

(5)                     Without incurring any liability to Tenant, Owner may permit access to the demised premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action taken by Owner hereunder shall not be deemed a recognition by Owner that the person or official making such demand has any right or interest in or to this lease, or in or to the demised premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

(6)                     No receipt of monies by Owner from Tenant, after any reentry or after the cancellation or termination of this lease in any lawful manner, shall reinstate the lease; and after the service of notice to terminate this lease, or after the commencement of any action, proceeding or other remedy, Owner may demand, receive and collect any monies due, and apply them on account of Tenant’s obligations under this lease but without in any respect affecting such notice, action or proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

(7)                     If Tenant is in arrears in the payment of fixed rent or additional rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Owner may apply any of such payments to any such items in arrears as Owner, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

(8)                     No payment by Tenant nor receipt by Owner of a lesser amount that may be required to be paid hereunder shall be deemed to be other than on account of such payment, nor shall any endorsement or statement on any check or any letter accompanying such check tendered as payment be deemed an accord and satisfaction and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such payment due or pursue any other remedy in this lease provided or at law.

(9)                     If in this lease it is provided that Owner’s consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Owner has been unreasonable, the only effect of such finding shall be that Owner shall be deemed to have given its consent or approval, but that Owner shall not be liable to Tenant in any respect for money damages by reason of withholding its consent.

(10)               Tenant hereby agrees to pay, as additional rent, all reasonable attorneys’ fees and disbursements (and all other court costs or expenses of legal proceedings) which Owner may incur or pay out by reason of, or in connection with:

(i)                       any action or proceeding by owner to terminate this lease;

(ii)                    any other action or proceeding by Owner against Tenant (including, but not limited to, arbitration proceedings);

(iii)                 any default by Tenant in the observance or performance of any obligation under this lease (including, but not limited to, matters involving: payment of rent and additional rent; computation of escalations; alterations or Tenant’s Changes; and subletting and assignment) whether or not Owner commences any action or proceeding against Tenant;

(iv)                any action or proceeding brought by Tenant against Owner or Owner’s managing agent of the Building (or against any officer, partner, or employee of Owner or of Owner’s managing agent) in which Tenant fails to secure a final unappealable judgment against Owner.

(v)                   any other appearance by Owner (or any officer, partner, or employee of Owner or of Owner’s managing agent) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Owner, Tenant or this lease.

Tenant’s obligations under this paragraph shall survive the expiration of the term hereof or any other termination of this lease. This paragraph is intended to supplement (and not limit) other provisions of this lease pertaining to indemnities and/or attorneys’ fees.

L.                         Supplementing Article 29, when used in the lease, “business days” means Monday through Friday, except for the following holidays: New Year’s Day, Washington’s Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Thanksgiving Day, Day after Thanksgiving, Christmas Day and Martin Luther King’s Day, plus any additional Federal or State bank holidays which may hereinafter be created.

M.                    Supplementing Article 29, Owner shall not in any manner be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur for failure to supply either the quantity or character of the services to be provided hereunder to Tenant due to causes beyond Owner’s control.

N.                       Supplementing Article 29 (d), Owner shall provide, at Owner’s cost and expense, the cleaning service for the demised premises set forth in the Cleaning Schedule attached hereto.

O.                       Supplementing Article 28, Owner shall also give a duplicate original of any notice sent to Tenant in the same manner to each of the following (i) Elizabeth DeMarse, CEO and President of Creditcards.com, Inc., 13809 Research Blvd., Suite 906, Austin, TX 78750, and (ii) Andrew A. Lance, Esq. Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 47th Floor, New York, NY 10166, Fax No.: (212) 351-5348.

40.                  ELECTRICITY.

Supplementing Article 12 are the following Articles:

A.                      RENT INCLUSION.

(1)                     If and for so long as Owner furnishes electricity to Tenant based upon the method of including the use thereof within the rent, then and in that event, Tenant agrees to have the rent reserved herein increased to compensate Owner for supplying the current as an additional service as hereinafter provided. Owner will furnish electricity to Tenant through presently installed electrical facilities for Tenant’s reasonable use of such lighting, electrical appliances and equipment as Owner may permit to be installed in the demised premises.

(2)                     Tenant agrees that an independent electrical consultant, unaffiliated with Owner but selected by Owner (“Owner’s Electrical Consultant”), may make a survey following the commencement of Tenant’s normal business activities in the demised premises, of the full value to Tenant of electric services supplied by Owner, to wit: the estimated consumption of electrical energy supplied to Tenant annually based upon the connected load and utilization of electricity by Tenant and the then current applicable rates of the public utility company serving the demised premises. Owner’s Electrical Consultant shall certify such determination in writing to Owner and Tenant. The determination of Owner’s Electrical Consultant shall be conclusive and binding upon the parties and Tenant shall pay the same as additional rent, monthly on the first day of each and every month, in advance, from the commencement of the demised term. If Owner’s electric rates and/or charges be increased, then the aforesaid additional rent shall be increased in the same percentage. Tenant shall make no alterations or additions to the electrical equipment and/or appliances without first obtaining written consent from Owner in each instance. Owner, his agent or Owner’s Electrical Consultant, is given the right to make surveys in the demised premises from time to time covering the electrical equipment appliances and/or fixtures and use of current therein.

(3)                     Notwithstanding the foregoing, and only in the event Tenant shall dispute the findings of a survey performed pursuant to subparagraph (2) above, Tenant may, within ten (10) business days of receiving notice of the survey results, designate by written notice to Owner a consultant to make, at Tenant’s sole cost and expense, another electric survey of the demised premises, the results of which survey shall be delivered to Owner promptly upon completion thereof and in no event later than thirty (30) days after Tenant’s designation of its consultant. If the consultant selected by Tenant shall determine that the estimated cost of electricity consumed in the demised premises is less than as determined by Owner’s Electrical Consultant and the two consultants are unable to resolve such difference within forty-five (45) days of the delivery by Tenant to Owner of Tenant’s consultant’s findings, the dispute shall be resolved by a third consultant appointed by Owner’s Electrical Consultant and Tenant’s consultant within twenty (20) days after such forty-five (45) day period. If Owner’s Electrical Consultant and Tenant’s consultant fail to select a third consultant, then either party may seek arbitration before the American Arbitration Association to resolve the dispute. Such third consultant shall render his survey findings within forty-five (45) days after appointment, and such third consultant’s findings shall bind the parties hereto. Owner and Tenant shall share equally the cost of such third consultant. Pending a final determination pursuant to such third consultant’s report, however, the findings of Owner’s Electrical Consultant shall be binding upon the parties hereto. If it is thereafter determined that Tenant has overpaid (or underpaid), Owner shall reimburse Tenant (or Tenant shall pay to Owner) for any overpayment (or underpayment), within twenty (20) days of receipt of such third consultant’s findings, for the period beginning on the date Tenant shall have made its first installment of the Electricity Rent Inclusion Charge (as hereinafter defined) as determined by Owner’s Electrical Consultant and ending on the date through which such overpayment (or underpayment) shall have been paid. Tenant’s failure to designate its consultant within the time periods provided herein shall be deemed a waiver of any dispute as to the immediately preceding (and all prior) surveys conducted by Owner’s Electrical Consultant, in which case the determination by Owner’s Electrical Consultant in such immediately preceding survey shall be binding and conclusive upon Tenant.

(4)                     Tenant acknowledges and agrees that the fixed rent set forth in this lease does not include the annual charge for electric service provided by Owner to the demised premises (the “Electricity Rent Inclusion Charge”). It is further agreed and understood between Owner and Tenant that such Electricity Rent Inclusion Charge shall be Six Thousand one Hundred Fifty and 00/100 ($6,150.00) Dollars. Such Electricity Rent Inclusion Charge shall at all times be subject to electrical surveys by Owner’s Electrical Consultant as herein provided, and provided, further, that in no event shall the Electricity Rent Inclusion Charge ever be less than that in effect immediately after the commencement of this lease. Tenant shall pay the Electricity Rent Inclusion Charge as additional rent to Owner in advance in equal monthly installments, on the first day of each month during the term of this lease, without abatement or setoff whatsoever.

B.                        SUBMETERING.

(1)                     Owner and Tenant acknowledge that, subject to the provisions of this Electricity Rider, the method by which electricity is furnished to Tenant may, at Owner’s option, be changed from rent inclusion to submetering. If Owner so elects, Owner agrees to install, at Owner’s expense, such submeter(s) as may be required to measure Tenant’s consumption of electric current at the demised premises. The provisions of this Article pertaining to rent inclusion shall remain in full force and effect until such time as all necessary submeter(s) are installed in the demised premises and are fully operational. Thereafter, the method by which electricity is furnished to Tenant shall be amended to that set forth in this paragraph 12 B. Owner shall give Tenant notice of the effective date of such change of method.

(2)                     If and for so long as Owner furnishes electricity based upon a submetering basis, then in that event Tenant’s consumption of electrical current at the demised premises shall be measured by a submeter(s) installed by Owner. In the event that any alteration, change, repair, or relocation of any such submeter(s) or any wiring thereto should be required by reason of the making of any Tenant’s Changes in the demised premises subsequent to the date hereof or by reason of the negligence or improper conduct of Tenant, then any and all such alterations, changes, repairs, or relocations thereof shall be made by Owner at Tenant’s sole cost and expense.

(3)                     Tenant acknowledges and agrees that the fixed rent set forth in Article 41 of this lease does not include any payment for electricity service provided by Owner to the demised premises. Tenant agrees to purchase alt electric current from Owner or Owner’s designated agent at a charge equal to One Hundred and Twelve (112%) percent of what Tenant would be charged if it were purchasing electricity for the demised premises from the public utility company serving the Building on the basis of Owner’s rate schedule from time to time in effect (including fuel, taxes and other applicable factors relating to the rate schedule) applied to readings made from time to time during the term of this lease of the submeter(s) measuring Tenant’s consumption of electricity for the demised premises. Such charges for electricity shall be in addition to the fixed rent reserved in this lease and be payable as additional rent to Owner.

(4)                     Owner shall retain an independent electricity consultant (“Owner’s Electrical Consultant”) to read Tenant’s submeter(s), who shall prepare billings pursuant thereto. Such billings may be rendered either by Owner or by Owner’s Electrical Consultant, at Owner’s option.

(5)                     Where more than one submeter measures Tenant’s consumption of electricity, the service rendered through each submeter may be computed and billed separately in accordance with the provisions hereof. Bills therefor shall be rendered at such times as Owner may elect and shall be payable within ten (10) days of demand therefor as additional rent. Owner presently intends to render such electricity bills on a monthly basis to Tenant.

(6)                     Owner’s failure to render any electricity bill with respect to any period of electricity service at the end thereof shall not prejudice Owner’s right to thereafter render a bill with respect to such period or with respect to any subsequent period. Each electricity bill rendered by Owner or by Owner’s Electrical Consultant shall be conclusive and binding upon

Tenant unless within thirty (30) days after receipt thereof Tenant shall notify Owner that it disputes the correctness of Owner’s electricity bill, specifying the particular respects in which it is claimed to be incorrect and, except as so specified, Owner’s electricity bill shall be conclusive and binding upon Tenant. During such thirty (30) day period. Owner and/or Owner’s Electrical Consultant shall provide Tenant with such information relating to the calculation of Tenant’s electricity bill as Tenant may reasonably request If Tenant shall dispute Owner’s electricity bill within such thirty (30) day period, such dispute shall be reviewed and resolved by Owner’s Electrical Consultant, whose decision shall be conclusive and binding upon Owner and Tenant. Until such time as Owner’s Electrical Consultant may otherwise determine, Tenant shall be obligated to pay the electricity bill rendered by Owner, without prejudice to Tenant’s position.

(7)                     If for any reason Owner is not legally permitted to charge to Tenant, or Tenant ceases to be legally liable to pay Owner, for submetered electric energy as provided herein, in whole or in put, then, in such event, Owner shall have the right, upon thirty (30) days written notice to Tenant, to discontinue supplying electric energy to Tenant in accordance with the provisions of this Article, and elect instead to either (a) furnish electric energy to Tenant on a rent inclusion basis based upon the full value to Tenant of electrical service supplied by Owner, to wit, the estimated consumption of electrical energy supplied to Tenant annually based upon the connected load and utilization of electricity by Tenant and the then current applicable rates of the public utility serving the Building as determined from time to time by Owner’s Electrical Consultant or (b) to require Tenant to obtain electric energy directly from the public utility serving the Building. In the event that Owner shall exercise the option contained in clause (a) above, the fixed annual rent reserved in this lease shall be increased by the amount determined from time to time by Owner’s Electrical Consultant. Recourse by Owner to the right afforded it pursuant to clause (a) of this paragraph shall not prevent Owner at any time thereafter from again furnishing electric energy to Tenant in accordance with the submetering provisions of this Article, provided that Owner shall give Tenant not less than thirty (30) days written notice of such change.

C.                        If pursuant to any legal requirement the amount which Owner may charge to Tenant pursuant to paragraphs A and B of this Article shall be reduced below that to which Owner is entitled under such paragraph, then, to the extent permitted by law, Owner shall also have the right, as an alternative to that provided for in subparagraph (1) above, to elect to have the deficiency paid by Tenant as additional rent within ten (10) days after being billed therefor by Owner, as compensation for the operation and maintenance of the electric redistribution system of the Building.

D.                       If any tax is imposed upon Owner’s receipt from the sale or resale of electrical energy to Tenant by any federal, state, municipal or other governmental authority, Tenant covenants and agrees that the amount of such taxes shall constitute additional rent and shall be paid by Tenant to Owner within ten (10) days after being billed therefor. Tenant’s obligation hereunder shall be retroactive to the Commencement Date of this lease in the event that any such tax imposed upon Owner may be made similarly retroactive back to such date.

E.                         All sums payable to Owner or its agent under this Article shall be payable as additional rent. The obligations of Tenant with respect to payments to be made with respect to Tenant’s use of electricity during the term of this lease shall survive the termination of this lease, and payments shall be made notwithstanding the fact that any of Owner’s electricity bills may be furnished to Tenant after the expiration or other termination of the term of this lease.

F.                         Owner shall not in any manner be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s electrical requirements or for any failure or defect in the supply or character thereof.

G.                        Tenant covenants and agrees that at all times its use of electrical current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installation serving the demised premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building’s electric service, Tenant shall not, without Owner’s prior written consent in each instance, connect any additional fixtures, machinery, appliances or equipment to the Building’s electrical distribution system (except in the case of ordinary business fixtures, machinery, appliances or equipment not requiring, a separate circuit) or make any alteration or addition to Tenant’s machinery, appliances or equipment, or to the electric system of the demised premises. Should Owner grant such consent, all additional risers or other equipment required therefor shall be provided by Owner if, in Owner’s sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants, and if sufficient electrical capacity in the Building is available therefor. In addition to the installation of such riser or risers, Owner will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. Any such riser shall be installed by Owner at Tenant’s sole cost and expense, which expense shall also include, in addition to the cost of installation of such riser and other necessary equipment, a charge to compensate Owner for the provision and redistribution to Tenant of such additional electrical capacity, and the cost thereof shall be paid by Tenant upon Owner’s demand. Owner, his agent or Owner’s Electrical Consultant, is given the right to make surveys from time to time in the demised premises covering the electrical equipment appliances and/or fixtures and use of current.

H.                       Owner reserves the right to terminate the furnishing of electricity at any time, upon thirty (30) days written notice to Tenant (or any longer period reasonably required by Tenant to obtain its own electric service acting in good faith and with due diligence) in which event, Tenant may make application directly to the utility company servicing the building for Tenant’s entire separate supply. Owner, upon the expiration of the aforesaid thirty (30) days written notice to Tenant (or any longer period reasonably required by Tenant to obtain its own electric service acting in good faith and with due diligence) may discontinue furnishing the electric current, in which latter event, Tenant’s liability for additional rent provided for in this paragraph shall terminate as of the date of discontinuance of the supplying of electric current but this lease shall otherwise remain in full force and effect. Tenant shall be solely responsible for the cost of installing any required meter which will thereafter serve the demised premises.

I.                            Owner shall famish and install all lighting tubes, lamps, bulbs and ballasts required in the demised premises, at Tenant’s expense, and Tenant shall pay Owner’s charges therefor on demand.

J.                           Owner represents that the demised premises will be provided with not less than six (6) watts per rentable square foot (agreed to be 2,050 s.f.) of electrical capacity on a connected load basis (exclusive of base building HVAC).

41.                  FIXED RENT.

For the term of this lease, Tenant covenants and agrees to pay to Owner, without previous demand or bill therefor, and without setoff or deduction whatsoever, a rental (sometimes referred to as “fixed rent”) at the rate of NINETY THOUSAND TWO HUNDRED AND 00/100 ($90,200.00) DOLLARS per year payable in equal monthly installments in advance on the first day of each calendar month of SEVEN THOUSAND FIVE HUNDRED SIXTEEN AND 67/100 ($7,516.67) DOLLARS, plus the Electricity Rent Inclusion Charge.

42.                  REAL ESTATE TAX ESCALATION.

A.                      For purposes hereof:

(1)                     “Real Estate Taxes” shall mean all the real estate taxes and assessments, including without limitation thereto, business improvement district assessments and water and sewer charges, imposed by any governmental authority having jurisdiction upon the Building and the land upon which it is located (“Land”) or any tax or assessment hereafter imposed in whole or in part in substitution for such real estate taxes or assessments. If at any time during the term of this lease the methods of taxation prevailing at the commencement of the term shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the demised premises and imposed upon Owner, or (iii) a license fee measured by the rents payable by Tenant to Owner, or (iv) any other tax, assessment, levy, imposition, charge or licensing fee, however described or imposed, then all such taxes, assessments, levies, impositions, charges or fees, or the part thereof so measured or based, shall be deemed to be included within the term “Real Estate Taxes” for the purposes hereof.

(2)                     “Base Year Taxes” shall mean the Real Estate Taxes as finally determined for the tax fiscal year July 1, 2006 through June 30, 2007 (“Base Year”).

(3)                     “Subsequent Year” shall mean the period from July 1 to June 30 (or such other period as hereafter may be duly adopted by the City of New York as its fiscal year for real estate tax purposes), commencing with the tax fiscal year July 1, 2007 through June 30, 2008.

(4)                     “Tenant’s Share” shall mean One Point One Seven (1.17%) Percent.

B.                        If the Real Estate Taxes for any Subsequent Year during the Term exceed the Base Year Taxes (whether finally determined or as initially imposed, if not finally determined when a payment is due pursuant to subdivision (C)), Tenant shall pay Owner Tenant’s Share of such excess as additional rent due and payable to Owner.

C.                        Such payment shall be due within ten days (10) days after the Real Estate Taxes for any Subsequent Year become due. If, however, Owner shall elect to charge such payment by way of monthly installments, or shall charge all other tenants of the Building by way of monthly installments, then Tenant shall pay the Real Estate Tax Escalation by way of monthly installments of one-twelfth (1/12th) of Owner’s estimate of Tenant’s Share of the increase in Real Estate Taxes. If the estimated payments made by Tenant pursuant to this Article for a Subsequent Year exceed the amount payable to the Owner for such Subsequent Year pursuant to this Article, such excess shall, at the option of Owner, either be paid to Tenant or be credited (without interest) against the next ensuing payments provided for in this Article, except that if no such payment shall be due or be coming due, such excess shall be paid (without interest) by Owner to Tenant. If the amount payable by Tenant for such Subsequent Year pursuant to this Article exceeds the estimated payments made by Tenant pursuant to this Article, Tenant shall pay the difference within ten (10) days after Owner furnishes Tenant with a statement therefor.

D.                       If the Base Year Taxes ultimately are less than the Real Estate Taxes initially imposed upon the Land and Building for the Base Year, Tenant shall pay Owner, promptly upon demand, any additional amount thereby payable pursuant to subdivision (B) for all applicable Subsequent Years. Any additional rent for increased Real Estate Taxes shall be paid by Tenant as provided herein notwithstanding that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant’s diplomatic or exempt status or for any other reason whatsoever.

E.                         If Owner receives any refund of Real Estate Taxes for any Subsequent Year for which Tenant has made a payment pursuant hereto. Owner shall (after deducting from such refund all expenses, including attorneys’ fees incurred in connection therewith) pay Tenant, if not in default hereunder, Tenant’s Share of the net refund. Tenant also shall pay Owner Tenant’s Share of all reasonable expenses incurred by Owner for any successful or unsuccessful attempt to reduce any assessed valuation of the Land and/or the Building.

F.                         If any Subsequent Year is only partially within the term of this lease, all payments pursuant hereto shall be appropriately prorated, based upon the portion of the Subsequent Year which is within the term. Tenant’s obligation to make the payments required by paragraphs B, C, D and E of this Article shall survive the expiration date or any sooner termination of this lease, and Owner’s obligation to make the payments required by paragraph E of this Article shall survive the expiration date or any sooner termination of this lease.

F.                         In no event shall the fixed rent ever be reduced by operation of this Article. The rights and obligations of Owner and Tenant under the provisions of this Article shall survive the termination of this Lease, and payments shall be made pursuant to this Article notwithstanding the fact that an escalation statement is furnished to Tenant after the expiration or other termination of the term of this lease.

43.                  Intentionally deleted.

44.                  Intentionally deleted.

45.                  EXPENSE ESCALATION.

A.                      For the purposes of this Article, the following words and terms shall have the following meanings:

(1)                     The term “Base Year” shall mean the period from January 1st through December 31st of the calendar year 2007.

(2)                     The term “Operating Year” shall mean each calendar year commencing January 1st and ending December 31st after the Base Year, which includes any part of the term of this lease.

(3)                     The term “Tenant’s Share” shall mean One Point One Seven (1.17%) Percent.

(4) “Expenses” shell mean any or all expenses (and taxes thereon, if any) incurred by Owner in connection with the operation and maintenance of the Building and the services provided to the tenants of the Building, including, without limitation, the costs and expenses incurred as a result of Owner’s compliance with any of its obligations hereunder, the costs and expenses with respect to: steam, gas and any other fuel or utilities; water rates and sewer rents; air conditioning for areas other than those leased to individual tenants; heating and related ventilation; electricity as indicated by meter for areas other than those leased to individual tenants, or if there be no meter, as determined by Owner’s Electrical Consultant whose determinations shall be binding on Owner and Tenant; elevators and escalators; metal, elevator cab, lobby, plaza, sidewalk, curb and other public area maintenance and cleaning; interior and exterior landscaping and decoration; painting of non-tenant areas; window cleaning; building standard cleaning service supplied to tenants by Owner; the purchase price or rental cost, as applicable, of all building and cleaning supplies, tools, materials, machinery and equipment; depreciation of hand tools and other movable equipment used in the operation or maintenance of the Land and Building; fire, extended coverage, boiler and machinery, sprinkler apparatus, public liability and property damage, loss of rental, fidelity and plate glass insurance and any other insurance required by the holder of any mortgage or ground lease covering the Land and/or

Building or customarily carried with respect to buildings similar to the Building; wages, salaries, bonuses, disability benefits, hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or similar expense respecting employees of the Owner up to and including the level of building manager, uniforms and working clothes of such employees and the cleaning and replacement thereof; expenses imposed on the Owner pursuant to law or to any collective bargaining agreement with respect to such employees; workmen’s compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; salaries of bookkeepers and accountants; professional and consulting fees, including legal and accounting fees; charges for independent contractors performing work included within the definition of Expenses; association fees or dues (limited to those of The Real Estate Board of New York, Inc. and the Realty Advisory Board on Labor Relations, Inc.); Building stationery; guards, watchmen, and other security personnel services and/or systems; directory; Building telephone(s); repairs, replacements and improvements which are necessary or appropriate for the continued operation of the Building as a first-class office building; and management fees for the management of the Building, or if no managing agent is employed by Owner, a sum in lieu thereof and identified as such upon the books of Owner which is not in excess of the then prevailing rates for management fees in the Borough of Manhattan for first-class buildings similar and similarly located to the Building.

The following costs and expenses shall be excluded or deducted, as appropriate, from the foregoing costs and expenses:

(1)                     the cost of electricity, if any, furnished to the demised premises and other space leased to tenants as measured by meters, or if there by no meter, as determined by Owner’s Electrical Consultant;

(2)                     leasing commissions;

(3)                     salaries for Owner’s executives above the grade of building manager;

(4)                     amounts received by Owner through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Expenses hereunder;

(5)                     cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent to which Owner is compensated therefore through proceeds of insurance or condemnation award;

(6)                     advertising and promotional expenditures other than for prospective building employees of the Owner (which expenditures shall be included within the definition of Expenses);

(7)                     Taxes;

(8)                     costs for performing Owner’s Work for any individual tenant or for performing work or furnishing services to or for individual tenants at such tenant’s expense;

(9)                     expenditures for capital improvements except those which under generally applied real estate practice are expensed or regarded as deferred expenses and except that if Owner shall purchase any item of capital equipment or make any capital expenditures designed to result in savings or reductions in Expenses, then the costs for same shall be included in Expenses. The costs of such capital equipment or capital expenditures are to be included in Expenses for the year (Base Year or Operating Year) in which the costs are incurred and subsequent years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Owner’s cost for such capital equipment or capital expenditure, with interest at an annual rate of Three (3) per centum over Prime Rate. If Owner shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the year

(Base Year or Operating Year) in which they were incurred.

(10)               payments on account of rent under a ground lease (if any) of the Land and/or Building and on account of or under any mortgage on the Land and/or Building and the costs and expenses of refinancing same.

B.                        If the Expenses for any Operating Year exceed the Expenses for the Base Year, Tenant shall pay to Owner as additional rent for such Operating Year a sum equal to Tenant’s Share of the amount by which the Expenses for such Operating Year exceed the Expenses for the Base Year (“Tenant’s Expense Payment”).

C.                        Owner shall have the right to furnish Tenant for each Operating Year an Escalation Statement (subject to revision as hereinafter provided) setting forth Owner’s estimate of Tenant’s Expense Payment for such Operating Year. Tenant shall thereupon pay to Owner on the first day of each month during such Operating Year an amount equal to one-twelfth (1/12) of Owner’s estimate of Tenant’s Expense Payment for such Operating Year. If Owner shall furnish such estimate for an Operating Year after the commencement of such year then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Owner on the first day of each month an amount equal to the monthly sum payable by Tenant to Owner under this Article for the last month of the preceding Operating Year, (b) Owner shall notify Tenant in the Escalation Statement containing such estimate whether the installments of Tenant’s Expense Payment previously paid for such Operating Year were more or less than the installments which should have been paid for such Operating Year pursuant to such estimate and (i) if there shall be an underpayment, Tenant shall pay the amount thereof within ten (10) days after being furnished with such Escalation Statement or (ii) if there shall be an overpayment, Tenant shall be entitled to a credit in the amount thereof against subsequent payments under this Article and (c) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter for the balance of such Operating Year. Tenant shall pay to Owner an amount equal to one-twelfth (1/12) of Tenant’s Expense Payment as shown on such estimate. Owner may at any time and from time to time (but not more often than one (1) time in any Operating Year) furnish to Tenant an Escalation Statement setting forth Owner’s revised estimate of Tenant’s Expense Payment for a particular Operating Year and Tenant’s Expense Payment for such Operating year shall be adjusted and paid or credited, as applicable, in the same manner as provided in the preceding sentence.

D.                       Alter the end of each Operating Year, Owner shall submit to Tenant an annual Escalation Statement prepared by Owner setting forth the Expenses for the preceding Operating Year and the balance of Tenant’s Expense Payment. If such annual Escalation Statement shall show that the sums paid by Tenant under this Article exceeded Tenant’s Expense Payment for such Operating Year, Tenant shall be entitled to a credit in the amount of such excess against subsequent payments under this Article. If such annual Escalation Statement shall show that the sums paid by Tenant were less than Tenant’s Expense Payment for such Operating Year, Tenant shall pay the amount of such deficiency to Owner within ten (10) days after being furnished with such annual Escalation Statement.

E.                         The annual Escalation Statement with respect to Expenses to be furnished by Owner as provided above shall be in reasonable detail but need not be audited or certified by accountants. Owner may use operating cost allocations and estimates if such allocations or estimates are required for this Article. The Escalation Statement thus furnished to Tenant shall constitute a final determination as between Owner and Tenant of the expenses for the periods represented thereby. Tenant shall be entitled, upon request, to be furnished by Owner with reasonable supports for items included as expenses by Owner, but shall not be entitled to withhold or delay any payments due pursuant to this article by reason of such request.

F.                         Tenant shall pay to Owner within ten (10) days of demand, as additional rent, any occupancy tax or rent tax now in effect or hereafter enacted, which Owner is now or hereafter required to pay with respect to the demised premises or this Lease.

G.        If the date of the expiration or other termination of this lease shall be a day other than the last day of an Operating Year, then Tenant’s Expense Payment for such partial year shall be equitably adjusted taking into consideration the portion of such Operating Year falling within the term. Owner shall, as soon as reasonably practicable, cause an Escalation Statement with respect to Expenses for the Operating Year in which the term expires to be prepared and furnished to Tenant.

H.        In no event shall the fixed rent ever by reduced by operation of this Article. The rights and obligations of Owner and Tenant under the provisions of this Article shall survive the termination of this lease, and payments shall be made pursuant to this Article notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration or other termination of the term of this lease.

46.      NO WAIVER.

Supplementing Article 25:

Owner’s failure timely or at all to render any bill, statement or other demand for payment of any rents, fees, expenses, costs, or other sums of any kind whatsoever which may become due from Tenant pursuant to any of the provisions of this lease or by operation of law or in equity, including, but not limited to, any of the cost or expense statements referred to in Articles 42, 43, 44 and 45 of this lease with respect to any year, including, without limitation thereto, any Base Year, Subsequent Year, Comparison Year, Operating Year or any other year, shall not prejudice Owner’s right at any time thereafter to render such bill, statement or other demand with respect thereto. The foregoing shall be deemed to constitute an express waiver by Tenant of any limitation or bar to any claim by Owner arising hereunder pursuant to any statute of limitation, equitable doctrine of laches, or any other or similar legal limitation or proscription.

47.      INDEMNIFICATION AND LIABILITY OF OWNER.

A.       Tenant shall not do or permit any act or thing to be done upon the demised premises which may subject Owner, Owner’s partners or agents to any liability or responsibility for injury or damage to persons or property or to any liability by reason of any violation of law or of any legal requirement of a public authority, but shall exercise such control over the demised premises as to fully protect Owner, its partners and agents against such liability.

B.        Tenant shall indemnify and save harmless Owner, its partners and agents against and from any and all claims (i) arising from (x) the conduct of business in or management of the demised premises or (y) any work or thing whatsoever done, or any condition created, or accident, injury or damage caused to any person or property in or about the demised premises during the term of this lease or during the period of time prior to the date of this lease that Tenant may have been given access to the demised premises, or (ii) arising from any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their employees, and liabilities (including, without limitation, reasonable attorney’s fees and disbursements) incurred in or in connection with each such claim or action or proceeding brought thereon, and the defense thereof. In case any action or proceeding be brought against Owner, its partners or agents by reason of any such claim. Tenant, upon notice from Owner, shall resist and defend such action or proceeding by counsel satisfactory to Owner. Tenant shall keep Owner fully apprised at all times of the status of such defense. The foregoing shall not be deemed to require Tenant to indemnity Owner with respect to claims arising from Owner’s negligence or breach of Owner’s obligations under this lease.

C.        Tenant shall look only to Owner’s estate and interest in the Building for the satisfaction of Tenant’s remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Owner in the event of any default by Owner under this lease, and no other property or other assets of Owner shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder or Tenant’s use and occupancy of the demised premises. Neither the members, partners, shareholders, directors nor officers of Owner nor of Owner’s agents (the “Parties”) shall be liable for the performance of Owner’s obligations hereunder. Tenant shall not make any claims against nor seek damages from any of the Parties, nor shall Tenant look to the property or assets of any of the Parties in seeking either to enforce Owner’s obligations under this lease or to satisfy a judgment for Owner’s failure to perform such obligations.

48.      SUBMISSION TO JURISDICTION, ETC.

This lease shall be deemed to have been made in New York County, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly, to this lease shall be litigated only in the courts located within the County of New York. Tenant, any guarantor of the performance of its obligations hereunder (“Guarantor”) and their successors and assigns hereby subject themselves to the jurisdiction of any state or federal court located within such county, waive the personal service of any process upon them in any action or proceeding therein and consent that such process may be served by certified or registered mail, return receipt requested, directed to the Tenant and any successor at Tenant’s address hereinabove set forth, to Guarantor and any successor at the address set forth in the instrument of guaranty and to any assignee at the address set forth in the instrument of assignment. Such service shall be deemed made two days after such process is so mailed.

49.      HOLDING OVER.

A.       Tenant acknowledges the extreme importance to Owner that possession of the demised premises be surrendered, at the stated expiration and in the condition required by this lease, at the expiration or sooner termination of this lease. Tenant agrees to indemnify and save Owner harmless against any and all costs, claims, losses or liabilities directly or indirectly resulting from delay by Tenant in so surrendering the demised premises, including, without limitation, any claims made by any succeeding tenant founded upon such delay, any loss of profit suffered by Owner, any expenses incurred by Owner due to the cancellation or modification of a new lease for the succeeding term, and any other extra expenses of reletting the demised premises. The rights and obligations hereunder and under Article 22 shall survive the termination or expiration of this lease.

B.        If Tenant holds over in possession after the expiration or sooner termination of the original term or of any extended term of this lease, such holding over shall not be deemed to extend the term or to renew the lease, but such holding over thereafter shall continue upon the covenants and conditions herein set forth except that the charge for use and occupancy of such holding over for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month) shall be the sum of:

(a)       1/12 of the highest annual rent set forth in Article 41 of this lease, times 1.5 during the first (30) days following the termination of this lease, then 1/12 of the highest annual rent set forth in Article 41 of this lease times 2.0; plus

(b)       1/12 of all other items of annual additional rent, which annual additional rent would have been payable pursuant to this lease had this lease not expired; plus

(c)       those other items of additional rent (not annual additional rent) which would have been payable monthly pursuant to this lease, had this lease not expired;

which total sum Tenant agrees to pay Owner promptly upon demand, in full, without set-off or deduction. Neither the billing nor the collection of use and occupancy in the above amount shall be deemed a waiver of any right of Owner to collect damages after the expiration or sooner termination of this lease.

C.        In the event that Owner shall have collected any such charges for use and occupancy from Tenant as provided in paragraph B of this Article and shall additionally seek and collect damages from Tenant for such holding over pursuant to paragraph A of this Article, the amount of such charges for use and occupancy in excess of 1.0 times the highest annual rent set forth in Article 41 of this lease shall be credited against and reduce the amount of any such damages awarded to or collected by Owner.

50.      LIMITATION ON RENT; EXTENSION OF TERM.

A.       If at the commencement of, or at time during the term of this lease, the rent reserved in this lease is not fully collectible by reason of any Federal, State, County or City law, proclamation, order or regulation, or direction of a public official or body pursuant to law, Tenant agrees to take such lawful and reasonable steps as Owner may request to permit Owner to collect the maximum which may be legally permissible from time to time during the continuance of such legal rent restriction (but not in excess of the amounts reserved therefore under this lease). In the event such steps shall impose any cost or expense upon Tenant, the same shall be reimbursed by Owner, providing, however, that to the extent Tenant shall have control over such expenses, such expenses shall be reasonable and be actually incurred. Upon the termination of such legal rent restriction, Tenant shall pay to Owner, to the extent permitted by law, an amount equal to (a) the rents which would have been paid pursuant to this lease but for such legal rent restriction less (b) the rents paid by the Tenant to Owner during the period such legal rent restriction was in effect.

B.        If at the commencement of, or at time during the term of this lease, the term thereof may be subject to extension at the option of Tenant by reason of any Federal, State, County or City law, proclamation, order or regulation, or direction of a public official or body pursuant to law. Tenant agrees to take such lawful and reasonable steps as Owner may request to permit Owner to collect the maximum rent, additional rent and/or other charges which may be legally collected by Owner from time to time during the continuance of such period of legal lease extension. In the event such steps shall impose any cost or expense upon Tenant, the same shall be reimbursed by Owner, providing, however, that to the extent Tenant shall have control over such expenses, such expenses shall be reasonable and be actually incurred. Upon the termination of such period of legal lease extension. Tenant shall pay to Owner, to the extent permitted by law, an amount equal to (a) the rents which would have been paid pursuant to the terms upon which Owner would otherwise have leased the demised premises during the period of such legal lease extension but for such legal lease extension less (b) the rents paid by Tenant to Owner during the period such legal lease extension was in effect. This obligation shall survive for the period of six (6) years following the expiration or sooner termination of this lease.

51.      BROKERAGE.

Owner and Tenant warrant and represent to each other that they have had no dealings with any broker or agent other than Grubb & Ellis New York, Inc. and Staubach Retail (the “Brokers”) in connection with this lease and covenant and agree to hold harmless and indemnify each other from and against any and all costs, expenses or liability for any compensation, commissions, fees and charges claimed by any broker or agent other than the Brokers with respect to this lease or the negotiation thereof arising out of either’s acts. The obligation contained in this Article shall survive the expiration or earlier termination of this lease. Owner shall be solely responsible for the payment of all fees or commissions due to said Brokers in connection with this lease pursuant to Owner’s separate agreement with said Brokers.

52.                 LEASE NOT BINDING UNLESS EXECUTED AND DELIVERED; NO RECORDING.

It is specifically understood and agreed that this lease is offered to Tenant for Tenant’s signature, and that Tenant has hereunto affixed his signature with the understanding that this lease shall not in any way bind Owner until such time as the same has been approved and executed by Owner and delivered to Tenant. The parties hereby agree that this lease shall not be recorded.

53.      CONDITIONAL LIMITATION.

In the event Tenant shall default beyond the expiration of any applicable grace or cure period in the payment of the rent reserved herein, or of any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required for a total of two (2) months, whether or not consecutive, in any calendar year, and Owner shall have served upon Tenant a petition and a notice of petition to dispossess Tenant by summary proceedings, then, notwithstanding that such defaults shall have been cured prior to the entry of a judgment against Tenant, any further similar default shall be deemed to be deliberate and Owner may serve a written five (5) days’ notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as elsewhere provided in this lease.

54.                 AS IS; OWNER’S WORK; OWNER’S CONTRIBUTION;
TENANT’S INITIAL CONSTRUCTION; RENT COMMENCEMENT.

A.       “As Is”. Tenant acknowledges that it has inspected the demised premises and Tenant agrees to accept the demised premises in their “AS IS” physical condition. Owner hereby agrees to make the following contribution to Tenant’s leasehold improvements, namely to carry out Owner’s Work (as hereinafter defined) and to provide Owner’s Contribution (as hereinafter defined) to Tenant. Tenant acknowledges that, save as herein provided, Owner shall not be obligated to make any other improvements or alterations to the demised premises.

B.        Owner’s Work.

Owner agrees to provide, at Owner’s cost and expense, the following leasehold improvements (collectively “Owner’s Work”) for Tenant:

(1)       Within thirty (30) days of the date of the mutual execution and delivery of this lease by Owner and Tenant, demolish (if not already done so) the leasehold improvements presently built in the demised premises and deliver the same to Tenant vacant and in broom clean condition.

(2)       Within thirty (30) days of the mutual execution and delivery of this lease by Owner and Tenant, remove, (if not already done so) as required by applicable laws or regulations, any asbestos or asbestos containing materials or Hazardous Substances from the demised premises, if any, and provide an “ACP-5” Certificate to Tenant in connection with

Tenant’s Initial Construction (as hereinafter defined).

(3)       Provide that all mechanical, plumbing, and electrical systems serving the demised premises, to the extent the same may exist as of the Lease Commencement Date, shall be in good working order and condition at the time of Lease Commencement Date. Nothing herein shall be deemed to limit Owner’s obligation to provide the electrical capacity specified in Article 40 J of this lease.

(4)       At such time or times as may be appropriately integrated into the performance of Tenant’s Initial Construction, make available all necessary connection facilities from the demised premises to the Building’s Class “E” fire alarm system, providing, however, that all such work shall paid for by Tenant and shall be carried out by the electrical contractor selected by Owner and/or by the manufacturer or maintenance and service contractor retained by Owner for the Building Class’s “E” fire alarm system.

(5)       Repaint the seventh floor public hallway with Building standard paint on or before December 31, 2007.

C.        Owner’s Contribution:

(1)       Owner agrees to contribute up to the amount of Sixty One Thousand Five Hundred and 00/100 ($61,500.00) dollars (such contribution being hereinafter referred to as “Owner’s Contribution”) towards Tenant’s cost of making leasehold improvements, including, but not limited to, hung ceilings, electrical wiring, outlets, switches and lighting, plumbing, bathrooms, kitchens, air-conditioning unit(s) and ductwork, walls, partitions, millwork, hardware and doors, flooring and carpeting, painting, fire safety alarms, lights and systems, telephone and data systems, architectural, engineering or other professional fees or expenses and permitting costs (all such improvements shall constitute Tenant’s Changes within the meaning of Articles 3, 4, 39 (G) and 39 (H) of this lease and are hereinafter defined as “Tenant’s Initial Construction”).

(2)       Owner’s Contribution shall be paid by Owner to Tenant in progress payments only after Owner receives proof reasonably satisfactory to Owner and its counsel that such improvements have actually been made and that the amounts due to labor and materialmen shall not become a lien or charge against the demised premises or the Land or the Building. Tenant shall submit the following documents: (i) a certificate from Tenant’s architect requesting such progress payment which shall certify to Owner that such portion of Tenant’s Initial Construction that has been performed to date has been performed in a good and workmanlike manner in accordance with the Approved Plans, (ii) receipted invoices for all labor and materials performed as part of Tenant’s Initial Construction to date and (iii) a waiver and/or release of all mechanic’s or materialmen’s lien(s) with respect to the work or materials for which payment of Owner’s Contribution is being requested. Tenant’s architect shall deliver any and all certificates requested by Owner within three (3) business days of request therefor.

(3)       In the event that this lease shall ever be terminated by reason of Tenant’s default then in that event, in addition to any and all rights and remedies available to Owner it is hereby agreed that the unamortized portion of any and all such Owner’s Contribution paid by Owner to Tenant shall be repayable to Owner as additional rent.

D.        Tenant’s initial Construction.

(1)       Plans and Work.

(a) Tenant shall submit to Owner complete and detailed architectural, mechanical and engineering plans and specifications showing the alterations required by Tenant to the demised premises in order to prepare the demised premises for Tenant’s occupancy. Such plans and specifications shall be prepared by Tenant at Tenant’s own cost and expense, in accordance with all applicable laws, rules, regulations and requirements of any governmental agency having jurisdiction over the construction of the Building and/or the demised premises, and be sufficient and in the form required to obtain any and all governmental permits and approvals for such alterations. Tenant’s plans and specifications shall be submitted to Owner for Owner’s approval no later than thirty (30) days following execution of this lease. Owner shall promptly review Tenant’s plans and specifications and either approve same, or notify Tenant, within fifteen (15) business days, of any objections or changes thereto required by Owner. If Owner shall object thereto or require changes to Tenant’s plans and specifications. Tenant shall within fifteen (15) business days after such notice amend its plans and specifications in such manner and in all respects sufficient to satisfy Owner’s objection(s) thereto and submit such amended plans and specifications to Owner. Owner shall not unreasonably withhold or delay approval of Tenant’s plans and specifications, saving that approval of any component of Tenant’s plans and specifications relating to the structure of the Building or the mechanical, utility or electrical installations or services of the Building shall remain solely within Owner’s discretion. Upon final approval thereof by Owner, the plans and specifications, as approved by Owner, are hereinafter referred to as the “Approved Plans” and all work required by the Approved Plans is hereinafter referred to as “Tenant’s Initial Construction”.

(b)       Notwithstanding the foregoing, in no event shall Owner shall be required to permit, and Tenant shall not request, work that would: (i) require changes to structural components of the Building or the exterior design of the Building; (ii) require any material modification to the Building’s mechanical installations or installations outside the demised premises; (iii) affect the proper functioning of any of the mechanical, sanitary or other service systems of the Building; (iv) not comply with all applicable laws, rules, regulations and requirements of any governmental agency having jurisdiction over the construction of the Building and/or the demised premises; (v) be incompatible with the Building plans filed with the Department of Buildings of the City of New York or with the occupancy of the Building as a first class office building. Owner may require Tenant to pay Owner’s reasonable fees for review of Tenant’s plans and specifications for such work and supervision of compliance with the requirements of this lease in the performance of such Tenant’s Initial Construction, which fees shall be charged against, and form a part of, Owner’s Contribution.

(c)       Any changes required by any governmental agency affecting the construction of the Building and/or the demised premises shall not be deemed to be a violation of Tenant’s drawings, plans and specifications or any provision of this Article, and shall be reasonably accepted by Tenant and its architect after notice of such proposed changes are given to Tenant and its architect and Tenant and its architect are given a reasonable opportunity to modify the Approved Plans in accordance therewith.

(2)       Permit and Approvals.

Prior to the commencement of Tenant’s Initial Construction, Tenant shall have obtained, and at all times during the performance of Tenant’s Initial Construction shall maintain, all necessary and appropriate permits, licenses, authorizations and approvals from all governmental authorities having or asserting jurisdiction in connection with such construction and shall have delivered true copies thereof to Owner.

(3)       Mechanic’s Liens.

Owner shall not, under any circumstances, be liable to pay for any work, labor or services rendered or materials furnished to or for the account of Tenant in respect of Tenant’s Initial Construction, except to the extent of the payment of Owner’s Contribution as required pursuant to paragraph C of this Article. Tenant shall not suffer or permit any mechanic’s liens or other liens for work or materials to attach or affect the reversionary or other estate or interest of the Owner in or to the demised premises or the Building or any alterations, repairs or improvements to be erected or made thereon.

(4)       Lease Provisions Applicable.

Anything in this Article to the contrary notwithstanding, except as herein specifically provided, all terms and conditions of Articles 3, 4, 39 (G) and 39 (H) with respect to Tenant’s Changes shall apply to Tenant’s Initial Construction.

(5)       Tenant’s Architect.

Any architect or designer acting for or on behalf of Tenant shall be deemed an agent of and authorized to bind Tenant with respect to architectural and design matters.

(6)       Freight Elevator Usage - Tenant’s Initial Construction & Move-In.

Owner agrees not to charge Tenant for the freight elevator usage in connection with Tenant’s initial move into the Building upon completion of Tenant’s Initial Construction. Owner also agrees to allow Tenant free use of the freight elevator during the performance of Tenant’s Initial Construction for four (4) periods each consisting of eight (8) hours during nights and weekends, such times to be arranged with Owner upon reasonable prior notice.

G.        Lease Term; Lease Commencement Date.

The term of the lease shall be for five (5) years and five (5) months, and shall commence upon satisfaction of the following conditions, namely (i) mutual execution and delivery of this lease by Owner and Tenant, (ii) substantial completion of Owner’s Work, and (iii) delivery of the demised premises to Tenant in vacant condition (the “Lease Commencement Date”) and shall terminate (unless such term shall sooner cease and expire pursuant to any of the provisions of this lease or pursuant to law) on the last day of the calendar month occurring sixty-five (65) months thereafter.

H.        Rent Commencement/Abatement.

(1)       Notwithstanding the Lease Commencement Date of the term of this lease. Tenant’s obligation for the payment of fixed rent (but not any charges for the provision of electricity to the demised premises or for any other additional rent) shall be abated until, and shall not commence until the earlier of either (i) June 1, 2007 or (ii) the date that Tenant shall have substantially completed Tenant’s Initial Construction. The phrases “substantial completion” or “substantially completed” shall mean that, with me exception of minor punch list items not materially interfering with Tenant’s use of the demised premises, Tenant’s Initial Construction shall have been completed in accordance with the Approved Plans. In any event, Tenant’s taking of occupancy of the demised premises shall be deemed to constitute substantial completion of Tenant’s Initial Construction.

(2)       In the event that Tenant shall have taken occupancy of the demised premises prior to May 1, 2007 such period of time between the date of taking occupancy and May 1, 2007 shall be herein defined as the “Abatement Period”. It is further understood and agreed that during the Abatement Period, Tenant shall be subject to all the other terms, covenants and conditions including, but not limited to, Tenant’s obligation to pay for electricity consumption, escalations, and any other charges provided for in this lease. It is further understood that the benefit of the Abatement Period herein provided is subject to Tenant not being in material default in any of the terms, covenants and conditions of this lease

I.         “ADA” Access.

Tenant acknowledges and agrees that the pre-existing entrance doors to the existing toilets and the toilet stalls therein originally constructed and presently existing on the floor of the Building on which the demised premised are located may not have entrance doors and/or toilet stalls that are sufficiently wide to accommodate persons in wheelchairs in material compliance with Title III of the Americans with Disabilities Act of 1990 (the “ADA”), and that the widening of such entrance doors and/or toilet stalls may not be readily achievable having regard to the existing architectural limitations of the Building. Tenant agrees that if Tenant requires one or more bathroom(s) on such floor of the Building having an entrance sufficiently wide to accommodate wheelchairs, then, in that event. Tenant shall plan for, design and construct such additional bathroom(s) within the demised premises as part of Tenant’s Initial Construction.

J.         Supplementing Article 24 of this lease, Tenant shall have immediate access to the demised premises following execution of this lease and prior to the Lease Commencement Date specified in paragraph G of this Article hereof for the purposes of Tenant’s Initial Construction, notwithstanding that Owner may not have completed Owner’s Work as specified in paragraph B of this Article, provided that such access shall not interfere with or delay Owner’s Work.

K.        Supplementing Articles 3, 39 G (3), and Section 6 of the Building Standards and Regulations and Paragraph D (4) of this Article, Owner hereby pre-approves StructureTone, Inc., as Tenant’s selected contractor for Tenant’s Initial Construction. Owner further waives the 10% fee for supervision of Tenant’s Initial construction and also waives the right to require any performance or completion bond from StructureTone, Inc.

55.                 GOVERNMENTAL REGULATIONS.

If, at any time during the term of this lease, Owner expends any sums for alterations or improvements to the Building, which alterations or improvements are made in compliance with any law, ordinance or governmental regulation enacted or taking effect after the Lease Commencement Date, Tenant shall pay to Owner, as additional rent, the same percentage of such cost as is set forth in the provision of this lease which requires Tenant to pay increases in Real Estate Taxes, within ten (10) days after demand therefor. If, however, the cost of such alteration or improvement is one which is required to be amortized over a period of time pursuant to applicable governmental regulations, Tenant shall pay to Owner, as additional rent, during each year in which occurs any part of the lease term, the above stated percentage of the annual amortization of the cost of any alteration or improvement made. For the purposes of this Article, the cost of any alteration or improvement made shall be deemed to include the cost of preparing any necessary plans, including, without limitation thereto, professional and legal fees, and the fees for filing such plans.

56.                 GENERAL LIABILITY/PROPERTY DAMAGE INSURANCE.

A.       Tenant, at its cost and expense, shall secure and maintain through the term hereof:

(1)       Comprehensive general public liability insurance covering general liability to the public for injury or death in an amount of not less than Three Million ($3,000,000) Dollars in respect of any one accident and property damage in an amount not less than Three Million ($3,000,000) Dollars covering the demised premises;

(2)       All necessary workmen’s compensation insurance covering all persons employed by Tenant in and about the demised premises;

(3)       Such other insurance in such amounts as may from time to time be reasonably required by Owner against other hazards which at the time are commonly insured against with regard to premises similarly situated, due regard being given to the character of the Building, its use and occupancy.

B.        Tenant shall not violate or permit to be violated any of the conditions or provisions of any insurance policy required hereby and shall so perform and satisfy the requirements of the companies writing such policies in order that at all times such companies shall be willing to write and/or continue such insurance; in the event of any violation or attempted violation of the provisions of this section, Tenant shall take steps, immediately upon knowledge of such violation or attempted violation, to remedy or prevent the same, as the case may be.

C.        All insurance policies provided for in this Article or elsewhere in this lease shall name Owner as an additional insured and shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are licensed to do business in the State of New York and which have been approved by Owner, such approval not to be unreasonably withheld. Original certificates evidencing the issuance of such policy or policies, together with evidence of the payment of premiums, shall be delivered to Owner on or before any use, occupancy or possession of the demised premises or prior to the commencement of the term of this lease, whichever is sooner, and, thereafter, not later than fifteen (15) days prior to the expiration dates of expiring policies furnished pursuant to this Article.

D.        Tenant shall maintain in all insurance policies required hereunder, and shall cause any permitted subtenant of the demised premises to maintain in similar policies, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for any loss occasioned by a casualty which is an insured risk under such policies. Tenant hereby waives, and agrees to cause any permitted subtenant of the demised premises to execute and deliver to Owner written instruments waiving, any right of recovery against Owner and any employees, agents or contractors of Owner for any loss occasioned by any casualty which is an insured risk under such policies. Tenant, or any permitted subtenant of the demised premises, as the case may be, shall look solely to the proceeds of such insurance to compensate Tenant or such permitted subtenant for any loss occasioned by any casualty.

E.        Tenant further covenants and agrees to notify Owner in writing at least fifteen (15) days prior to the termination or cancellation date of any of the policies of insurance set forth above. If such premiums shall not be so paid and/or the policies therefor shall not be so delivered, Owner may procure and/or pay for the same and the amounts so paid for by Owner, with interest thereon at the rate of One and One-half (1.50%) percent above Citibank’s Prime Rate from the time of payment, shall be added to the installment of monthly rent becoming due on the first day of the next succeeding month and shall be collected as additional rent.

57.                 AIR CONDITIONING/ELECTRICAL USAGE.

A.       Owner represents that the Building and the demised premises are not served by a central air-conditioning/cooling and ventilating system but that the demised premises are to be individually served by their own air-conditioning unit to be installed by Owner. Owner agrees to install, at Owner’s cost and expense, one (1) new, water cooled, floor standing, air-conditioning unit of seven and one half (7.5) tons capacity (hereinafter the “Air-conditioning Equipment”) to serve the demised premises, such unit to be selected by Owner and to be installed by Owner at Owner’s cost and expense, in, on or about the demised premises. Tenant agrees and acknowledges, however, that the demised premises are hereby leased to Tenant and accepted by Tenant “as is” and in an unfinished condition and without ductwork or related systems and controls within the demised premises required to distribute air-conditioned air from the Air-conditioning Equipment to and within the demised premises. Tenant agrees and acknowledges that it is Tenant’s sole responsibility, at Tenant’s sole cost and expense, to design, construct and install all necessary air-conditioning ductwork and related controls and systems necessary to distribute air-conditioned air from such new Air-conditioning Equipment from, to and within the demised premises and to connect same to the Air-conditioning Equipment in or about the demised premises. Tenant shall utilize and directly pay for the air-conditioning contractor and mechanical engineer selected by Owner in connection with the foregoing work. Subject to all of the provisions of this lease, air-conditioning shall be furnished to Tenant during the season and during the times specified in Article 29 (e) of this lease. All electricity consumed by the use or operation of the Air-conditioning Equipment shall constitute electricity furnished by Owner to Tenant pursuant to the provisions of Article 40 of this lease.

B.        Owner shall supply air-conditioning to the demised premises from 8:00 a.m. to 6:00 p.m. on business days during the cooling season specified in Article 29 (e) of this lease (May 15th through September 30th and hereinafter referred to as the “Cooling Season”). Tenant shall, however, have the option to purchase additional air-conditioning service to the demised premises after the stated hours and on Saturdays, Sundays and holidays during the Cooling Season and at any time outside of the Cooling Season, at Owner’s standard Building charges therefor.

C.        Tenant shall, throughout the term of this lease, take good care of the Air-conditioning Equipment and shall observe and comply with all rules and regulations prescribed by Owner for the operation thereof, including, but not limited to, rules and regulations requiring the proper use of shades and/or blinds to reduce sunload and the closing of doors and windows to maintain the efficiency of the heating, ventilating and air-conditioning systems of the demised premises and the Building. Tenant shall make no changes to the Air-conditioning Equipment without Owner’s prior written consent. Tenant shall maintain throughout the term of this lease a service and maintenance contract with respect to the Air-conditioning Equipment to provide regular maintenance of the Air-conditioning Equipment as designated and arranged for by Owner at Tenant’s expense. Tenant shall be solely responsible for any costs of repair or replacement of the Air-conditioning Equipment not covered by said service and maintenance contract. Tenant shall pay for any refrigeration and/or air-conditioning permit fees required with respect to the Air-conditioning Equipment imposed or assessed by the Fire Department of the City of New York, or other governmental agencies having jurisdiction thereover.

D.        Tenant shall not install or operate any window air conditioning unit or window fan unit without first obtaining Owner’s written consent.

58.                 UNCOLLECTIBLE FUNDS.

In the event that Tenant shall make any payments due hereunder by ordinary check, and, on at least two (2) occasions, such checks shall be returned for insufficient funds or uncollected funds, or the account being closed, Owner shall not thereafter be obligated to accept any payment from or on behalf of Tenant other than in the form of certified check, official bank check or cash. In the event any payment made by Tenant to Owner shall be returned for any of the above reasons, there shall be an additional charge to Tenant of such amount as may from time to time be fixed by Owner for returned checks.

59.                 RESTRICTIONS ON SIGNS.

No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of the Building or the demised premises, where the same might be visible outside of the Building or demised premises, except that the name of the Tenant may be displayed on or next to the entrance door of the demised premises, subject to the approval of the Owner as to the size, material, color, style and location of such display. Owner may require that the inscription of the name of the Tenant on or next to the door of the demised premises be done by Owner at the expense of Tenant. Tenant shall be entitled, at Owner’s cost, to have a reasonable number of names placed in the Building’s directory upon the initial taking of possession of the demised premises by Tenant; thereafter, changes in such directory listings shall be made by Owner at Tenant’s expense.

60.                 NOTICE TO SUPERIOR LESSORS AND MORTGAGEES.

A.       The ground and underlying leases and mortgages referred to in Article 7, to which this lease is now or may hereinafter be subject and subordinate, are hereinafter sometimes called “superior leases” and “superior mortgages”, respectively, and the lessor of a lease or its successor in interest at the time referred to is hereinafter sometimes called the “lessor” of such superior lease. No prepayment of more than one month’s fixed rent shall be valid or binding upon the holder of a superior mortgage or the lessor of a superior lease unless expressly approved in writing by such holder or lessor.

B.        In the event of any act or omission of Owner which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage, and the lessor of each superior lease, whose name and address shall have previously been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Owner or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Owner would be entitled under this lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of its intention to, and thereafter commence and continue to, remedy such act or omission.

C.        If the lessor of a superior lease or the holder of a superior mortgage shall succeed to Owner’s estate in the Building or the rights of Owner under this lease, whether through possession or foreclosure action or delivery of a new lease or a deed or otherwise, then Tenant shall attorn to and recognize such successor owner as Tenant’s owner under this lease, and shall promptly execute and deliver any instrument that such successor owner may reasonably request to evidence such attornment. Tenant hereby waives any right Tenant may have under any present or future law to terminate this lease or surrender the demised premises by reason of the institution of any proceeding to terminate a superior lease or action to foreclose a superior mortgage and this lease shall not be affected by any such proceeding or action.

D.        If in connection with the procurement, continuation or renewal of any financing for which the Land and/or the Building or the interest of the lessee therein under a superior lease, if any, represents collateral in whole or in part, an institutional lender shall request reasonable modifications of this lease as a condition of such financing. Tenant shall not withhold its consent thereto provided that such modifications do not materially increase the obligations of Tenant under this lease or materially and adversely affect any rights of Tenant under this lease.

61.                 ASSIGNMENT AND SUBLETTING.

Supplementing the provisions of Article 11:

A.       Except as expressly provided in this Article, Tenant shall not without, in each instance, obtaining the prior consent of Owner, assign or otherwise transfer this lease or the term and estate hereby granted, sublet all or any part of the demised premises or allow the same to be used or occupied by others in violation of the terms of this lease, or mortgage, pledge or encumber this lease or all or any part of the demised premises in any manner by reason of any act or omission on the part of the Tenant. Tenant agrees to furnish Owner upon demand at any time and from time to time such information and assurances as Owner may reasonably request that neither Tenant, nor any subtenant, shall have violated the provisions of this Article.

B.        Any permitted assignment or transfer shall not be effective unless and until the assignee shall execute, acknowledge and deliver to Owner a recordable agreement, in form and substance reasonably satisfactory to Owner, whereby the assignee shall assume the obligations and performance of this lease and agree to be personally bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of the Tenant to be performed or observed on or after the effective date of any such assignment, and agree that the provisions of this Article shall, notwithstanding such assignment or transfer, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed annual rent by Owner from an assignee or transferee or any other party, Tenant shall remain fully and primarily and jointly and severally liable for the payment of the fixed annual rent and all additional rent due and to become due under this lease and for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this lease on the part of Tenant to be performed or observed.

C.        The liability of Tenant, and the due performance by Tenant of the obligations on his part to be performed under this lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Owner or any grantee or assignee of Owner, by way of mortgage or otherwise, with a third party, extending the time of, or modifying any of the obligations contained in this lease, or by any waiver or failure of Owner to enforce any of the obligations on Tenant’s part to be performed under this lease, and Tenant shall continue to be liable hereunder, except that if any such agreement or modification operates to increase the obligations of the Tenant under this lease, the liability under this Article of Tenant or of any of his successors in interest (unless such party shall have expressly consented in writing to such agreement or modification), shall continue to be no greater than if such agreement or modification had not been made.

D.        If this lease is then in full force and effect and Tenant shall desire to assign or otherwise transfer this lease or to sublet the whole or any part of the demised premises. Tenant shall submit to Owner a written request for Owner’s consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) the terms and conditions of the proposed assignment or subletting; (iii) the nature and character of the business of the proposed assignee or subtenant and of its proposed use of the demised premises; and (iv) current financial information and such other information Owner may reasonably request with respect to the proposed assignee or subtenant. Owner may then, by notice to such effect given to Tenant within thirty (30) days after receipt of Tenant’s request for consent and of such further information as Owner may have requested pursuant to clause (iv) above, terminate the lease on a date to be specified in said notice (the “Termination Date”) which shall be not earlier than one day before the effective date of the proposed assignment or subletting or later than sixty-one (61) days after said effective date. Tenant shall then vacate and surrender the demised premises on or before the Termination Date. Owner shall be free to, and shall have no liability to Tenant if Owner should, lease the demised premises to Tenant’s prospective assignee or subtenant. If such notice is not given by Owner and/or if Owner does not respond to Tenant’s request to assign or sublease. Owner shall be deemed to have refused to exercise its option to cause a surrender of the demised premises.

E.        If Owner shall not exercise its right to terminate this lease pursuant to paragraph D hereof, Owner shall not unreasonably withhold or delay its consent to an assignment of this lease or to a subletting of the whole of the demised premises for substantially the remainder of the term of this lease, provided:

(i)        Tenant is not then in material default hereunder beyond the time provided to cure such default.

(ii)       Tenant shall furnish Owner with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant’s or assignee’s business or activities, such references and current financial information with respect to the net worth, credit and financial responsibility as are reasonably satisfactory to

Owner, and an executed counterpart of the sublease or assignment agreement.

(iii)      The proposed subtenant or assignee is a reputable party whose financial net worth, credit, financial responsibility and security is, considering the responsibilities involved, reasonably satisfactory to Owner.

(iv)      The nature and character of the proposed subtenant or assignee is consistent with the intended use of the demised premises as specified in Article 2 of this lease and is, in Owner’s judgment, in keeping with the standards of the Building.

(v)       The proposed subtenant or assignee or any person which directly or indirectly, controls, is controlled by, or is in common control with, the proposed sublessee or assignee, is not then an occupant of any part of the Building or a party who dealt with Owner or Owner’s agent (directly or through a broker) with respect to space in the Building, during the twelve (12) months immediately preceding Tenant’s request for Owner’s consent.

(vi)      Each assignment and sublease shall specifically state that (1) it is subject to all the terms, covenants, agreements, provisions, and conditions of this lease, (2) the subtenant or assignee, as the case may be, will not have the right to further modify, amend or extend the sublease or to assign or sublet all or any part of the demised premises or to allow same to be used by others, without the consent of the Owner in each instance (which consent may be withheld by Owner for any or no reason), and such further modification, amendment, extension, assignment, or subletting shall otherwise be without force or effect, (3) a consent by Owner thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this lease, or Tenant’s obligations hereunder, which shall continue to apply to the demised premises and the occupants thereof as if the sublease or assignment had not been made, (4) if Tenant defaults in the payment of any rent, Owner is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the fixed annual rent and any additional rent due hereunder, and (5) the receipt by Owner of any amounts from an assignee or subtenant or other occupant of the demised premises shall not be deemed or construed as releasing Tenant from Tenant’s obligations hereunder or the acceptance of that party as a direct tenant.

(vii)     Tenant shall, together with requesting Owner’s consent hereunder, have paid Owner any reasonable attorney’s fees incurred by Owner to review the requested consent.

(viii)    There shall not be more than one sub-tenant and in no event shall the demised premises be assigned or sublet in part, but only as a whole.

(ix)      If Owner consents to an assignment of this lease or to a sub-let of all of the demised premises, Tenant shall, as soon as any such agreement is consummated but no later than ten (10) days prior to the effective date thereof (the “Effective Date”) deliver to Owner executed counterparts of any such agreement and all ancillary agreements with the proposed assignee or sublessee.

F.        If Owner shall give its consent to any assignment of this lease or to any sublease pursuant to the provisions of subparagraph (E) hereof, Tenant shall in consideration therefor, pay to Owner, as additional rent:

(i)        In the case of an assignment, an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, without limitation, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or personal property less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns, or if Tenant does not file such returns, on the same basis as carried on Tenant’s books) after deduction of reasonable and customary brokerage and legal expenses actually incurred and paid by Tenant to unrelated third parties in connection therewith; and

(ii)       In the case of a sublease, an amount equal to all any rents, additional charges or other consideration payable under the sublease in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per rentable square payable by Tenant hereunder) pursuant to the terms hereof (including, without limitation, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or furnishings or other personal property less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns, or if Tenant does not file such returns, on the same basis as carried on Tenant’s books) after deduction of reasonable and customary brokerage and legal expenses actually incurred and paid by Tenant to unrelated third parties in connection therewith.

G.        Any consent of Owner to any assignment or subletting shall apply only to that given transaction. Neither Owner’s consent to any assignment or subletting nor anything contained in this Article or otherwise in this lease shall be deemed to grant to any assignee or subtenant or other person claiming through or under Tenant the right to further assign or sublet or occupy the demised premises or to permit the occupancy thereof by others.

H.        If this lease shall terminate by reason of Tenant’s default, or if Owner shall recover or come into possession of the demised premises before the expiration date of this lease for any reason or cause, Owner, at its option, shall have the right to take over any and all leases, letting agreements or subleases of tenants or occupants of the demised premises or any portion thereof, and, at its option, to have and succeed to all the rights and privileges as lessor of such leases, letting agreements and subleases or such of them as Owner may elect to take over and assume. Tenant, upon any such termination or recovery of possession by Owner, hereby expressly assigns, transfers and sets over unto Owner such of the leases, letting agreements and subleases as Owner may elect to take over and assume as may exist at the time of such termination or recovery of possession. Upon request of Owner, Tenant shall execute, acknowledge and deliver to Owner such further assignments and transfers as may be necessary, sufficient and proper to vest in Owner the then existing leases, letting agreements and subleases of the demised premises as above specified.

I.         Notwithstanding anything to the contrary contained in this lease, if Tenant shall desire to assign this lease in connection with the sale of all or the majority of Tenant’s business, whether by sale of Tenant’s stock or of Tenant’s assets, to an unrelated person or entity who intends to carry on the business of Tenant from the demised premises, or in connection with the merger of Tenant into another entity where such other entity shall be the surviving entity, and the transfer of such interest in Tenant is not merely a subterfuge to effect the assignment or subletting of this lease. Owner agrees not to unreasonably withhold or delay its consent to such assignment of this lease providing such assignment complies with and satisfies the requirements set forth in subparagraph E of this Article and such assignee, transferee, purchaser or successor by merger possesses in Owner’s reasonable judgment a net worth following such transaction comparable to or greater than the net worth of the Tenant immediately prior to such transaction, and Owner shall not have the right to terminate this lease pursuant to the provisions of paragraph D hereof, and the provisions of paragraphs A, and F shall not be applicable thereto.

J.         Notwithstanding anything to the contrary contained in this lease, and providing that Tenant is not in default of any of the terms conditions or covenants of this lease beyond the expiration of any applicable cure, notice and/or grace period, Tenant shall have the right, without Owner’s consent but upon prior written notice to Owner, to effect the sale or transfer of a majority interest in Tenant and without the same constituting an assignment of this lease so long as Tenant remains in occupation of the demised premises and the net worth of Tenant following such sale or transfer is comparable to or greater than the net worth of Tenant immediately prior to such sale or transfer if such sale or transfer; (i) is made to a publicly owned corporation; or (ii) involves the sale or issuance of shares which is effected through any nationally recognized stock exchange or “over the counter” market; or (iii) is made between and amongst the existing stockholders, partners or members of Tenant and their respective family members; or (iv) results from the death of a stockholder, partner or member of Tenant; or (v) is made by devise, bequest, gift, inheritance, intestacy or estate planning purposes of a stockholder, partner or member of Tenant; or (vi) involves the sale of shares in connection with “going public” or an initial public offering. Tenant shall give Owner ten (10) business days prior written notice of such proposed sale or transfer, together with appropriate documentation that such proposed sale or transfer qualifies hereunder.

K.        Notwithstanding anything to the contrary contained in this lease, Owner agrees that a change of control of Tenant shall not require the consent of Owner, and shall not be deemed an assignment of this lease, so long as any of (i) Austin Ventures, American Capital, Elisabeth DeMarse, John Durrett, Phil Siegel, David Lack, Brett Shobe, Dan Smith (collectively, the “Current Principals”), and (ii) any future holders of equity in Tenant who are approved by Owner, such approval not to be unreasonably withheld, delayed or conditioned, and (iii) existing employees of Tenant hold (including by control of warrants, options, calls or similar instruments), in the aggregate, directly or indirectly (including through trusts for the benefit of such persons or, for natural persons, for any such person’s family members) not less than twenty percent (20%) of the outstanding equity ownership of Tenant.

L.        Notwithstanding anything to the contrary contained in this lease, for so long as this lease is in full force and effect, Owner shall not unreasonably withhold or delay its consent to Tenant to assign Tenant’s interest in this lease, or sublet the whole of the demised premises to, or to permit the occupancy of the whole or any such part of the demised premises by, a corporation or other entity which is: (a) a “Subsidiary of Tenant” (as hereinafter defined); or (b) an “Affiliate of Tenant” (as hereinafter defined), provided that: (i) Tenant, shall remain fully liable during the unexpired term of this lease and shall execute, acknowledge and deliver to Owner, prior to the proposed effective date of such assignment, an agreement in form and substance reasonably satisfactory to Owner, whereby Tenant shall agree to be, and remain, unconditionally liable to Owner for the full and prompt payment when due of all rents and other charges payable by Tenant’s assignee or subtenant and be, and remain, fully liable for the full and timely performance and observance of all the covenants, terms, conditions, and agreements provided in this lease to be performed and observed by Tenant and by its assigns and subtenants, including, without limitation, for all reasonable attorneys’ fees and disbursements incurred by Owner in the enforcement of its rights under this lease, which liability shall be enforceable against Tenant without the necessity of any suit or proceedings on Owner’s part of any kind or nature whatsoever against Tenant’s assigns or subtenants, and without the necessity of notice of nonpayment, nonperformance or nonobservance and without need for demand for payment under the lease or of any other notice or demand to which Tenant might otherwise be entitled, all of which Tenant hereby expressly waives; and (ii) any such assignment or sublease shall be subject to all of the terms, covenants, conditions, provisions and agreements of this lease, and (iii) that (a) such assignee shall execute, acknowledge and deliver to Owner, prior to the proposed effective date of such assignment, an agreement in form and substance reasonably satisfactory to Owner, whereby such assignee shall agree to be bound by and shall expressly assume all of the terms, covenants, conditions, provisions and agreements set forth in this lease on the part of Tenant to be performed, or (b) such subtenant shall execute, acknowledge and deliver to Owner, prior to the proposed effective date of such sublease, an agreement in form and substance reasonably satisfactory to Owner, whereby such subtenant shall be bound by all of the obligations of this lease; and (iv) a complete and accurate copy of all instruments in connection therewith shall be delivered to Owner at least ten (10) days before the proposed effective date thereof, together with appropriate documentation which corroborates that such assignee or subtenant or occupant is the Subsidiary of Tenant, or Affiliate of Tenant, and such other information concerning the proposed assignee or subtenant or occupant as Owner shall require; and (v) the assignee or subtenant or occupant will use the demised premises solely for the uses permitted by this lease and for no other purposes; and (vi) Tenant is not then in default, following the expiration of any applicable notice, grace and/or cure period, of any of the material terms, covenants, conditions, provisions and agreements of this lease, at the time of any notice to Owner, or on the effective date of such assignment or sublease; and (vii) Tenant shall indemnify and hold Owner and Owner’s managing agent harmless from and against any and all transfer taxes, if any, in connection with such assignment (including, but not limited to, the New York City Real Property Transfer Tax and New York State Real Estate Transfer Tax). For the purposes of this paragraph (a): (a) “Subsidiary of Tenant” shall be deemed to be a corporation or other entity, more man fifty (50%) percent of the legal and beneficial interest is the issued and outstanding shares of capital stock of which, in the case of a corporation, or more than fifty

(50%) Percent of the legal and beneficial interest in which, in the case of any other entity, is owned directly by Tenant named herein; and (b) “Affiliate of Tenant” shall be deemed to be a corporation, or other entity, which directly or indirectly is controlled by, or is under common control with Tenant. The Parties acknowledge that with respect to any such transfer to an Affiliate of Tenant or a Subsidiary of Tenant, as permitted under this paragraph I, Owner shall not have the right to terminate this lease pursuant to the provisions of paragraph D hereof, and the provisions of paragraphs A, E and F hereof shall not be applicable thereto, but Tenant shall be obligated to pay Owner any reasonable attorney’s fees incurred by Owner to review the transfer permitted hereby.

62.      TAX IDENTIFICATION NUMBERS.

A.       Owner represents that Owner’s Federal Employer Identification number is: 13-3321546.

B.        Tenant represents that Tenant’s Federal Employer Identification number is: 20-5575281.

63.      SECURITY.

A.       Supplementing Article 34 of this lease, Tenant shall deposit with Owner the following security for the full and faithful performance of Tenant’s obligations hereunder:

(1)       A sum equal to the product of four (4) times the total of the monthly fixed rent plus the Electricity Rent Inclusion Charge then reserved under this lease, i.e. an amount equal to $32,117.00 at the commencement of the term of this lease and thereafter subject to adjustment to reflect increases in the annual fixed rent and/or the Electricity Rent Inclusion Charge, (such amount being referred to as the “Cash Security Deposit”) as security for the full and faithful performance of Tenant’s obligations hereunder; plus

(2)       Intentionally deleted.

B.        Intentionally deleted.

C.        Intentionally deleted.

D.        Owner shall deposit the Cash Security Deposit in an account in a financial institution authorized to accept deposits in the State of New York. Providing that Owner shall in good faith deposit the Cash Security Deposit in an authorized institution which is insured by the Federal Deposit Insurance Corporation, Owner shall not be liable to Tenant for any loss of the Cash Security Deposit or of any interest earned thereon by reason of the negligence, malfeasance or failure of or by such institution, provided, however, that Owner shall cooperate promptly with all Tenant’s efforts to recover such sums in such an instance, upon payment by Tenant of any reasonable costs or expenses which may thereby be required to be expended by Owner in so doing.

E.        Tenant shall have the right either in lieu of depositing the Cash Security Deposit with Owner upon execution of this lease or at any time thereafter, in substitution for the Cash Security Deposit to deposit and maintain with Owner as the cash security deposit a clean, irrevocable, automatically renewing, letter of credit (the “Letter of Credit”) issued by a bank which is a member of the New York Clearing House Association, and is in form and substance acceptable to Owner, naming Owner as beneficiary, in the amount otherwise required to be deposited by Tenant from time to time as the Cash Security Deposit.

F.        The Letter of Credit shall serve as security for the full performance by Tenant of all of the terms of this lease, and shall by its terms provide for the continuation thereof for the period of at least one (1) year from the date of delivery to Owner and permit Owner to draw down the full amount or any portion or portions thereof upon presentation of a sight draft therefor. In the event Tenant defaults in the performance of any of the terms of this lease, including the payment of rent, following delivery to Tenant of any notice of such default that may be required by this lease and the expiration of any applicable grace or cure period granted under this lease, Owner may draw all or any part of the amount outstanding under the Letter of Credit to the extent required for the payment of any rent or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms of this lease, including any damages or deficiency in the re-letting of the demised premises, whether accruing before or after summary proceedings or other re-entry by Owner.

G.        Whenever the Letter of Credit is to expire by its terms prior to the expiration date of the term of this lease, Owner may on fifteen (15) days notice to Tenant delivered no later than twenty (20) days prior to the expiration of the Letter of Credit, and no earlier than sixty (60) days prior to the expiration of the Letter of Credit, draw upon the entire amount outstanding under the Letter of Credit, unless Tenant shall, prior to the lapse of such fifteen (15) day period, deliver to Owner in exchange for the Letter of Credit, a substitute letter of credit (or monetary amount equal to the full original amount outstanding under the Letter of Credit) on substantially the same terms and conditions as are contained in the original letter of credit. In the event that Owner draws upon the Letter of Credit as aforesaid, the proceeds of such drawing shall be held by Owner in accordance with the terms of this Article, as if such proceeds constituted the Cash Security Deposit.

H.        Tenant shall promptly cooperate with Owner in securing any amendments to the Letter of Credit which may be required by Owner and shall without charge execute, acknowledge and deliver to Owner whatever instruments Owner may reasonably request with respect to any such amendments of the Letter of Credit

I.         In the event that Owner shall at any time during the term of this lease use, apply or retain the whole or any part of the Cash Security Deposit, and/or draw down upon the Letter of Credit, by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, Tenant shall immediately, upon due demand therefor by Owner, deposit an amount sufficient to replace the same so as to restore the principal amount of the Cash Security Deposit to the full amount required to be deposited by Tenant with Owner and/or deliver to Owner a new or substitute Letter of Credit or additional Letter of Credit so that Owner shall again have recourse to draw against a Letter of Credit in the full initial amount provided herein.

J.         If Tenant shall fully comply with all of the terms of this lease, the Letter of Credit shall be returned to Tenant after the termination of this lease and delivery of exclusive possession of the demised premises to Owner in accordance with the terms of this lease.

K.        In the event of a sale or lease of the Building, Owner shall have the right to transfer the Letter of Credit or any other security to the vendee or lessee thereof and Owner shall ipso facto be released by Tenant from all liability for the return of such Letter of Credit or other security, and Tenant agrees to look solely to the vendee or lessee thereof for the return of such Letter of Credit or other security. The provisions of the preceding sentence shall apply to every transfer or assignment made of the Letter of Credit or other security to a new owner. Tenant shall promptly cooperate with Owner and shall and without charge execute, acknowledge and deliver to Owner whatever instruments Owner may reasonably request with respect to the transfer of the Letter of Credit or other security by Owner.

L.        Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit, cash, or any other instrument or monies deposited with Owner as security and neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, or attempted assignment or encumbrance.

64.      EXECUTIVE ORDER 13224.

A.       Tenant hereby represents and warrants that:

(1)       It is not designated as an individual or entity that has been determined to have committed, or poses a significant risk of committing, acts of terrorism that threaten the security of U.S. nationals or the national security, foreign policy, or economy of the U.S., which would violate the Executive Order 13224, entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”, which became effective on September 24, 2001 (the “Order”); and

(2)       It is not owned or controlled by, or acting on behalf of an individual or entity which would violate the Order, and

(3)       It has not and will never assist in, sponsor, or provide financial, material, or technological support for, or financial or other services to or in support of, acts of terrorism or individuals or entities designated in or under the Order; and

(4)       It is not otherwise associated with certain individuals or entities designated in or under the Order, and

(5)       It shall not enter into any lease or sublease of space within the demised premises with any person, group, entity, or nation named in the Order or named as Specially Designated Nationals and Blocked Persons (“SDNs”) on the SDN list which can be found at www.treas.gov/offices/enforcement/ofac/sdn or at such other source as the United States Government may from time to time provide; and

(6)       It shall not assign or otherwise transfer this lease to any person, group, entity, or nation named in the Order or named on the SDN list which can be found at www.treas.gov/offices/enforcement/ofac/sdn or at such other source as the United States Government may from time to time provide.

B.        Tenant hereby agrees to defend, indemnify, and hold harmless the Owner, any parent, subsidiary or affiliate of Owner, and their respective employees, agents, officers, members, managers, directors, and shareholders from and against any and all fines, penalties, actions, claims, damages, losses, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing warranties and representations.

65.      CONDOMINIUM CONVERSION.

Tenant acknowledges that the Building and the land of which the demised premises form a part may be subjected to the condominium form of ownership prior to the end of the term of the lease. Tenant agrees that if, at any time during the term of the lease, the Building and the land shall be subjected to the condominium form of ownership, then, the lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to any condominium declaration and any other documents (collectively, the “Declaration”) which shall be recorded in order to convert the Building and the land of which the demised premises form a part to a condominium form of ownership in accordance with the provisions of Article 9-B of the Real Property Law of the State of New York, or any successor thereto. If any such Declaration is to be recorded, Tenant, upon request of Owner, and at Owner’s expense, shall enter into an amendment of the lease in such respects as shall be necessary to conform to such condominiumization, including, without limitation, appropriate adjustments to any provisions of the lease requiring the payment of additional rent with respect to any Real Estate Tax Escalation, Expense Escalation, Utility Expense Escalation, Operating Cost Escalation, or any or other similar rent escalation provision howsoever described or characterized in the lease, provided that Tenant’s obligations under the lease shall not be materially increased (and there shall be no increase in Tenant’s monetary obligations) and Tenant’s rights are not diminished as a result thereof.

66.      ENTIRE AGREEMENT.

This lease contains the entire agreement between the parties and all prior negotiations are merged herein. This lease may not be orally changed, modified or discharged, in whole or in part, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought.

IN WITNESS WHEREOF, Owner and Tenant have respectively executed this lease rider as of the date and year first above written.

Owner:	1790 BROADWAY ASSOCIATES LLC

	By:	/s/ Illegible

Tenant:	CREDITCARDS.COM, INC.

	By:	/s/ Elisabeth DeMarse

1790 BROADWAY
NEW YORK, NEW YORK 10019-1412

BUILDING STANDARD CLEANING SPECIFICATIONS

Daily:

1.                          Empty wastepaper baskets, ash trays, waste receptacles.

2.                          Damp dust desks (where desk surface is left uncovered - cleaning staff are directed not to move or otherwise disturb or handle Tenant’s papers or equipment).

3.                          Remove normal waste paper (plastic bags to be supplied by Owner, at Tenant’s cost).

4.                          Wash and clean all water fountains.

5.                          Wash and clean all toilets (toilet paper to be supplied by Owner, at Owner’s cost; all other supplies, e.g. paper towels, soap, etc., as requested by Tenant, to be supplied by Owner, at Tenant’s cost).

Bi-weekly:

1.         Vacuum carpets.

Tri-weekly:

1.         Sweep carpets on those nights where not vacuumed, as above.

Weekly:

1.         Damp dust window sills.

2.         Under dust chairs and desks.

As needed:

1.         Replace wastepaper basket liners (liners to be supplied by Owner, at Tenant’s cost).

Tri-monthly:

1.         Clean all Building exterior windows on both exterior and interior surfaces.

BUILDING STANDARDS AND REGULATIONS
FOR 1790 BROADWAY

All work and materials furnished shall be in accordance with your Lease and shall be equal to the standard of the building. All wok shall be performed at the Tenant’s cost and expense except as noted in the Lease Agreement and shall conform to the “General Construction Standards” set forth herein, additional copies of which are available from your Building Manager.

1)        HOISTING AND FREIGHT ELEVATORS

a)        The use of the freight elevator for hoisting materials, equipment and rubbish shall be arranged with the Building Manager to avoid any conflict or interference with the building operation. All deliveries must be made through the freight elevator before 8:30AM or after 5:15 PM. The charge for the use of the elevator is $100.00 per hour for a minimum of one hour, subject to future increase.

b)        Tenant’s contractors shall comply with the rules of the building as to the hours of availability of the building elevators and the manner of handling materials, equipment and debris to avoid conflict and interference with building operations. Contractor shall be required to pay for the use of elevators after business hours on the basis of then prevailing building-wide charges.

c)        No deliveries shall be made through building lobby

d)        When necessary, and at the discretion of the Building Manager, the freight car ceiling hatch may be opened to hoist construction material. The delivery will be coordinated with the elevator manufacturer’s service representative. The service man will be present during the hoisting procedure and will be the sole judge as to the safety of the elevator. The cost of the service mechanic’s time will be borne by the tenant.

2)        SECURITY

a)        If, during the time of demolition and construction, the schedule requires after-hours work, a security man or men will be posted in the appropriate areas of the building. All security men will be furnished by the Building Manager. The cost of the security service will be borne by the Tenant on the basis of the then prevailing building-wide charges.

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3)        GENERAL OPERATING PROCEDURES

a)        Only union labor shall be employed for all trades.

b)        No noise or vibration producing operations will be permitted between 8:00AM and 5:00PM.

4)        FIRE SAFETY

a)        No material shall be used in alteration that shall cause a fire hazard. Fire ratings shall be submitted to the Landlord for all material used.

b)        All built-in woodworking must be fireproof construction, subject to specific approval by the Department of Buildings and Local Law #5.

c)        Stockpiling of debris or material that constitutes a fire hazard will not be permitted.

d)        Halon Systems Installed in computer rooms must be filed for, and receive the approval of the New York Department of Buildings, and any other agencies having jurisdiction. All code requirements will be strictly adhered to.

e)        Welding and burning operations must be done during working hours approved by the Building Manager. Prior written notice and approval is required. A fire watch must be maintained.

5)        CITY CODE AND OWNER APPROVALS

a)        All structural, architectural and mechanical design and construction work shall comply with the rules and regulations of city, state and federal governmental agencies having jurisdiction.

b)        At the conclusion of the alteration, the Tenant or his Agent(s) shall turn over three (3) sets of “As Built” shop drawings, sepias, catalog cuts and specifications to the Landlord.

c)        Tenant’s architect and contractor shall file drawings and receive approval from all local agencies that have jurisdiction prior to commencement of work and secure all permits required to comply

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with the present rules of the Department of Buildings. Written approvals of the work by the local government agencies must be secured prior to Tenant occupancy, or alteration. Copies of the approval shall be filed with the Building Manager and Owner.

d)        Preliminary layout drawings as well as final architectural, mechanical and structural drawings must be submitted to the Building Manager for review and approval prior to commencement of work. A request form for alteration work is attached hereto. This form must be completed, submitted and approved before the commencement of any work.

e)        Where new or altered work affects the building’s existing mechanical, electrical or structural facilities, the Tenant’s drawings will be referred to Owner’s consulting engineers for review. The cost of such review shall be borne by the Tenant. The Tenant shall comply with all changes and requests that may be required by the Owner’s engineers, before beginning demolition or construction.

f)         A minimum of four (4) weeks shall be allowed for all plan review.

g)        The Tenant shall provide sufficient sets of drawings of the engineering and architectural review mentioned above and shall furnish the Owner with two additional complete sets of working drawings at the Tenant’s cost and expense.

h)        Permits must be obtained and posted prior to the commencement of any work. Copies must be turned over to the Building Manager.

6.         APPROVED CONTRACTORS

a)        The Building Manager will furnish upon request a list of suggested contractors for your guidance. Alteration work will require the use of pre-approved contractors. Tenant shall submit names of mechanical and electrical contractors installing electrical work and air conditioning units or other similar equipment connected to duct-work of the specific approval of the Building Manager.

b)        The Tenant’s contractor must be familiar with the Building Rules and Regulations before work proceeds. Additional copies are available from your Building Manager.

c)        The Tenant’s contractor shall be responsible for defects in all workmanship that may appear during or after the completion of construction. All work shall be guaranteed for a period of one (1)

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year. Payment and Performance Bonds may be required at the discretion of the owner.

d)        If the Tenant does not use a contractor suggested by the Owner, the Owner will charge 10% fee for supervision of cost of alteration.

e)        The Landlord shall not be responsible for any work performed by Tenant’s contractor.

f)         All structural and electrical work for outside of Tenant’s space (for example, the stairwell) must be performed  by our in-house contractors.

7.         DEMOLITION AND CONSTRUCTION

a)        Demolition, and other work which may create a disturbance must be performed before 8:00AM and after 5:00PM or on weekends. The delivery, handling and installation of materials, equipment and removal of debris must be arranged to avoid any inconvenience and annoyance to other tenants. Cleaning must be controlled to prevent dirt and dust from infiltrating into adjacent tenant or mechanical areas.

b)        Dust barriers must be erected to protect those areas common to other tenants or the general use of the building.

c)        Tradesman are not permitted to use the passenger elevators at anytime.

8.         INSURANCE

a)        Before commencement of work, Tenant’s General Contractor and/or subcontractors shall furnish to the Owner, certificates of Workmen’s Compensation insurance and certificates of Comprehensive Liability and Property Damage insurance on an occurrence basis, issued by an insurance carrier approved by Owner, covering all personnel employed in the execution of the alteration. This includes those employed by all sub-contractors, in the following minimum limits:

Bodily injury	Single Claim	$1,000,000
	Multiple Claim	$3,000,000
Property Damage	Single Claim	$1,000,000
	Multiple Claim	$3,000,000
Workmen’s Compensation/Each Accident		$100,000

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b)        Insurance Certificates shall indicate the location of the work and provide no cancellation without 10 days prior written notice.

9)        HOLD HARMLESS

a)        The Tenant’s contractor and Tenant shall agree in writing to indemnify and save harmless the Owner and Agent by law upon the Owner because of bodily injuries, including death, at any time resulting therefrom, accidentally sustained by any person or persons, or on account of damage to property, arising out of or in consequence of the performance of such alteration, whether such injuries to persons or damage to property are due to or claimed to be due to any negligence of the contractors, the Tenant the Owner, their employees or Agents or any other persons.

10)      TENANT’S RESPONSIBILITY

a)        The Owner and/or Agent shall not be responsible for any disturbance of deficiency created in the air conditioning of other mechanical, electrical or structural facilities within the building as a result of the alteration. If such disturbance or deficiency results, it shall be the Tenant’s responsibility to correct the resulting conditions and to restore the services to the complete satisfaction of the Owner, its architect and engineers.

b)        Tenant shall install water meters and pay for water consumed by any added equipment which uses water.

c)        The Tenant and/or Tenant’s contractor shall submit certification to the Building Manager upon completion or work including but not limited to: Building Notice Application approvals and write-offs issued by the Department of Buildings, including fireproof wood test reports and electrical and air-conditioning certificates issued by:

1.        Department of Water Supply, Gas and Electricity

2.        Board of Fire Underwriters

3.        Any other agency having jurisdiction

d)        All costs and expenses in connection with or arising out of the performance of the work shall be borne by the Tenant and all payments thereof shall be made by the Tenant promptly as they become due, and evidence of such payments shall be furnished to Owner on request. At no time shall Tenant do or permit anything to be done whereby Owner’s property may be subject to any mechanic’s or other liens or encumbrances arising out of work: and

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Owner’s consent herein shall not be deemed to constitute any consent or permission to do anything which may create or be the basis of any lien or charge against the estate of which they are a part. At any time so requested by Owner, Tenant will at its expense, and as Owner requires, provide and furnish to Owner either 1) surety company bond, or 2) court order discharging lien, or 3) other form of protection against any such lien or encumbrances which may be filed, or 4) secure the release and/or discharge of any claim alleged to constitute such lien or encumbrance and will hold the Owner, its Agent and any of its subsidiaries harmless against same, and upon your failure to comply herewith the same may be furnished by the Owner.

e)        Owner may refer Tenant’s mechanical and architectural plans to a consultant and/or professional engineer selected by Owner, and in such event, Tenant agrees to pay at cost of such service immediately upon receipt of invoices either from Owner or from Owner’s consultant. Tenant agrees to further comply with all changes and requirements that may be recommended by Owner’s consultant.

f)         Nothing in the foregoing conditions shall be deemed as superseding any part of your Lease.

g)        The Tenant shall provide access to and security for their space, and notify the Building Manager of procedures taken.

h)        The Tenant shall repair, replace or at Owner’s option, reimburse the Owner for the cost of repairing or replacing any portion of the building or item of its equipment or any of the Owner’s real or personal property, that has been damaged, lost or destroyed during the course of construction.

GENERAL CONSTRUCTION STANDARDS

11)      PARTITIONS

a)        Masonry

1.         Walls shall run from floor to arch in accordance with Code requirements.

2.         Core walls shall not be disturbed.

3.         Gypsum Block shall not be used.

b)        Drywall

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1.         Stud size shall be either 2-2 ½’ or 3-5/8’ depending on height of wall. Stud spacing shall be 16” centers normally but may vary depending on certain conditions.

2.         Studs at door jambs and on tops and bottoms, both sides.

3.         Studs shall run from floor to slab above. Double studs are required at jambs of door frames.

4.         In no event can studs ever be fastened to duct work. Where tolerances are close, vibration isolation must be installed.

5.         Wall board must be extended above finished ceilings by a minimum of 3” if it does not extend to the slab above.

6.         Two diagonal braces to slab above are required at door openings and on long runs of straight partitions.

7.         Wallboard joints must be staggered above door openings, i.e. joints cannot be opposite each other on the same stud at the door head.

8.         Wallboard at door jambs must be screwed to each stud of the double stud arrangement, screws on 8” centers on each stud.

9.         Walls abutting mullions shall have wallboard terminated in metal trim fastened to terminal only and not to window glassing beads.

10.       Where required by law, the sheetrock shall go to the underside of slab above to form a demising wall, or fire wall as may be required by code or special enactment.

11.       Compartmentation shall be accomplished in accordance with Local Law #5 of 1973 and all subsequent amendments.

12.       Corner beads shall be installed before ceiling wall molding is installed.

13.       Include accommodation in dry wall for all electrical work, fixtures and similar items furnished and installed by others. The necessary cutting, fitting and back-up reinforcing for these items shall be part of the work of this Contract and shall be performed as hereinafter specified wherever required. Also include patching at switch and outlet plates.

14.       Out-out openings required for electric switches, etc. shall be made with cutting tools specifically designed for this purpose. Openings shall be made in exact shapes and sizes required. Also include cut-outs above ceilings for ducts and return air as required.

15.       Dry wall studs shall be channel type and shall be fabricated of roof formed 25 gauge galvanized steel designed for screw attachment of wallboards. A minimum of two (2) holes shall be punched in the web of each stud extending to the floor, one located approximately 12” from each stud end, to facilitate the installation of electric wiring. Vertical studs will be in lengths required to extend between floor and concrete

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fire proofed beams and/or arches above in one piece. Studs shall be equal to DWS channel members as manufactured by U.S. Gypsum or screw studs as manufactured by National Gypsum. Partitions shall not be fastened or braced to mechanical, electrical or plumbing systems.

16.       Wall boards shall be fastened in place at intervals of 12” throughout the filed of the board and at 8” intervals staggered along vertical abutting edges. Fasten wallboard to floor with a screw located midway between vertical studs. Screws shall be driven through wallboard into portion of each stud flange located directly behind a runner flange.

17.       All ends and edges of wallboards shall be supported on framing members.

18.       The walls and door bucks shall be true and square, and will not bow or bend and will be fastened to the concrete floor ceiling and adjoining partitions.

19.       All walls common with public corridors, elevators lobby’s, and vestibules shall carry sheetrock to the underside of the floor above, in compliance with NYC Local Law #5 for compartmentation.

20.       Where the fireproofing of the building steel is disturbed, it must be replaced.

12.       DOORS AND HARDWARE

a)        All doors and bucks shall be promptly fire rated with Standards & Appeals labels and shall match existing doors and bucks in appearances and quality.

b)        Hardware shall match existing in finish, style and manufacture.

c)        Locks shall be keyed and master-keyed to conform Building Manager’s requirements.

13.       H.V.A.C.

a)        Air quantities shall be checked to conform with design at risers before and after alterations by contractor in the presence of the Building Manager.

b)        Systems shall be balanced at completion of job and report submitted to the Building Manager and Design Engineer for their acceptance. Balancing shall be done by an independent testing and balancing firm, under the direct supervision of a professional engineer, at Tenant’s expense.

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c)        Contractors controlled inspection forms, 10F & 10E, shall be submitted to Owner promptly.

d)        Exterior louvers will not be permitted. No penetration of the building’s “curtain walls” will be permitted.

e)        Peripheral units, valves, covers and controls shall remain accessible at all times. New walls shall not interfere with the removal of peripheral unit covers.

f)         Shop drawings shall be prepared with complete dimensional information including dimension on coordinated “finger” ducts and diffuser stubs. Elevation to the underside of existing and new ducts shall be clearly indicated and carefully checked for conformance with ceiling height requirements. All conflicts must be flagged on the shop drawings.

g)        Contractors shall balance and calibrate peripheral induction units, as witnessed by a professional engineer. The contractor will request in writing that the Building Manager be present to witness this test.

h)        Diffusers and registers shall be Tuttle and Baily, Anemostate or approved equal. They will match existing diffusers and registers and will have all screws concealed. Color shall be off-white baked enamel. Six (6) cuts of each will be submitted for approval. Availability must be indicated at the time. Ceiling air conditioning or heating outlets will not be permitted in perimeter offices that are approximately 15”-0” in depth from the induction units.

i)         All piping and duct work subject to condensation shall be insulated in an approved manner.

j)         The plastic air grilles on the convector enclosure shall be protected, cleaned and replaced.

k)        No window A/C units of any type shall be permitted.

l)         Additional A/C service, if requested by tenant, shall be effected by increasing the size and capacity of the existing A/C equipment on the floor, including the water tower, if possible, at tenant’s cost. Additional A/C service shall not be implemented by installation of any secondary A/C unit or equipment, whether such equipment be permanently installed or portable. See section 5(e).

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14.       PLUMBING AND STEAMFITTING

a)        Riser shut-downs shall be performed at Tenant’s cost at designated times under Building Manager’s supervision and only with his approval. This work shall be performed after building hours and at the sole expense of the Tenant.

b)        Exposed piping is not permitted.

c)        Unused fixtures and piping shall be removed and line capped at their respective risers.

d)        All hot and cold water lines are to be insulated.

e)        Water meters shall be installed for all equipment using water.

f)         When roughing must be done above the ceiling and the Tenant below, arrangements for the protection, repair and access to the area must be made with the Building Manager prior to the scheduling work.

g)        All risers through the floor slabs for plumbing and steam fitting shall be done with core drilling machine at the direction of the Building Manager.

h)        All openings around the pipe or conduit shall be caulked and sealed.

15.       CEILING TILE

a)        Construction shall be concealed spline type (fire-rated where necessary) and shall conform to the standard of the building tile and shall be approved by the Building Manager. One spare case tile for each 1,000 square feet of space shall be left at the Building Manager’s office.

b)        Where a partition(s) is removed and the existing ceiling pattern of tile does not match that of an adjoining area, the ceiling pattern shall be altered so that tiles shall be lined-up to form a continue pattern.

c)        Access tile button type shall be installed to allow work in the hung ceiling on dampers, valves or any other adjustable device.

d)        Other types of ceilings may be utilized only with the Building Manager’s approval.

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e)        Corner molding shall be installed at the juncture of the sheetrock partitions and ceiling tile.

16.       FLOORING

a)        Existing flooring shall be removed unless it is being utilized and the concrete slab flash patched prior to the installation of new floor covering. With the approval of the Building Manager, the existing flooring. If it is a single layer of tile, may be left and covered over with a second layer of tile carpenting.

17.       VENTETIAN BLINDS & DRAFTS

a)        New or refurbished Venetian blinds which match existing blinds in color and style shall be installed to conform to new partition layout. All windows must have blinds next to the glass. Blinds are to be compatible with the building standard.

b)        Drapery and curtain rods shall be installed either in the Venetian blind pocket or attached to grounds fastened to the ceiling purlines. They shall not be supported by the ceiling splines.

c)        Drapes and curtains or venetian blinds shall not interfere with the operation of the peripheral air conditioning system.

18.       ELECTRICAL AND TELEPHONE

a)        Unless otherwise directed or permitted:

1.         Rigid conduit or EMT shall be used, minimum size ¾” diameter BX or Greenfield is not permitted.

2.         Fixtures shall be building standard fluorescent 2” x 4” unless otherwise permitted.

3.         All unused conduit and wiring shall be removed from building.

4.         Wire molding and exposed conduit is not permitted.

5.         Power for special usage shall be taken from main distribution board, not from existing building panels unless otherwise approved by Owner’s consulting engineer.

6.         Building Manager shall supervise all riser shutdowns at designated hours.

7.         All general use recessed incandescent or track lighting fixtures shall use 75ER30 bulbs. Fixtures shall not have bulbs larger than 75 Watts.

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8.         All lighting fixtures removed and not reused shall be turned over to the Building Manager.

9.         All fluorescent light fixtures will be relamped with G.E. Watt-Mizer II or Westinghouse Econo-Watt II bulbs.

b.        Telephone

1.         All station cable shall be concealed in conduit or thin wall tubing where running in walls or columns.

2.         Unshield cable may not be run exposed within the hung ceiling, or other areas of environmental air passage. Feeder cables, i.e. those cables running from telephone equipment room to the switchboard, periphery or strip boxes shall be run concealed for its entire length in conduit or thin wall tubing, in accordance with New York City Electrical Code, Page 362, Paragraph 126.4.

3.         No telephone wire shall be run exposed on baseboards or walls.

4.         Unused cable, conduit and strip boxes shall be removed.

5.         The cost of removal and replacement of the ceiling after the telephone installation is to be borne by the Tenant.

19.       STRUCTURAL

A)       Floor loading and steel work shall be subject to the approval of the Owner’s structural engineer. The Tenant shall pay the engineer directly for this review.

b)        No equipment shall be suspended from the reinforcing mesh or rods in the concrete arch unless specifically approved by the Building Manager and the Owner’s structural engineer.

c)        Fire watch shall be provided during welding and burning operations.

d)        Welding and burning shall be done by tradesman who have fitness certificates.

20.       WOODWORKING

a)        All materials and installations shall conform with the Building Code including Directive #20 of 1971.

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21.       SUPERVISION

a)        The General Contractor shall have a complete superintendent on the premises at all times when work is in progress. The superintendent name and both office and home telephone numbers along with their sub-contractor will be on file with the Building Manager.

b)        The job shall be kept clean and orderly.

c)        The General Contractor shall be responsible for maintaining the cleanliness of the work area and the areas involved in the delivery of his materials.

d)        The General Contractor shall protect peripheral air conditioning units, windows and other remaining equipment or installation and shall clean them to the satisfaction of the Building Manager at the completion of this job.

e)        All window sills shall be cleaned each day before leaving the work area.

f)         The Tenant’s contractor(s) shall obtain a “Job Market” from the Building Manager prior to construction.

22.       LOCAL LAW#5 – 1973

a)        All work shall conform to the applicable provisions of this Fire Safety Code.

b)        Additional fire detector and/or speakers may be required due to the Tenant’s alterations. The cost of the material and labor shall be borne by the Tenant. As the Building Fire Detection System is an integrated system, the additional parts and supervision will be purchased from and supervised by the Owner’s representative.

23.       CONSTRUCTION SCHEDULE

a)        The General Contractor shall submit a progress schedule in the form of a “Bar Graph” for all traders and services.

24.       SIGNS AND GRAPHICS

a)        All floor and door signs shall be submitted to the Building Manager for size, color and content. Signs will be made on engraved aluminum, bronze or wood. Individual aluminum, bronze or wood

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lettering may be used at the discretion of the Building Manager. All signs shall conform to the Building Standards.

b)        Entrance door signs must be approved by the Building Owner. If the Tenant is delayed in obtaining the permanent signage for their entrance, a temporary sign may be used. The temporary sign is to be made by graphics printer on 8” x 10” duck board, using black letters. No hand lettered signs will be permitted. On multi- Tenant floors, signs must be posted on the Tenant’s door. When a Tenant occupies an entire floor, the location and design of the graphics shall be approved by the Building Owner. The cost of the name plates will be borne by the Tenant.

c)        The name plate posted within the elevator cabs, above the Tenant’s floor number must be approved by the Building Owner. “Logos” on Multi-Tenant floors are not to be permitted in the elevator cabs. The cost of elevator plates will be borne by the Tenant. All lettering shall be the same type face as now exists.

25.       MULTI-TENANT ELEVATOR LOBBIES

a)        All doors, bucks, hardware, flooring, ceilings, finish materials shall conform to the Building Standards. These items shall be submitted to the Landlord for prior approval.

26.       TERRA COTTA STRUCTURAL CEILING SLAB

a)        Immediately following demolition and prior to any construction, the general contractor and the Owner and Superintendent shall meet to review the condition of the terra cotta structural ceiling slab. The General Contractor (“GC”) shall patch and repair any and all penetrations into the terra cotta with concrete (and rebars where damage is extensive) as directed by the Building’s structural engineer. The GC shall fireproof any and all exposed steel any acoustic, gypsum board or other suspended ceiling supported by hangers inserted into the cells or joints of the terra cotta blocks in the slab. Under no circumstances shall terra cotta blocks be broken or damaged in any way. Any suspended ceiling or ductwork or any mechanical equipment shall be suspended by hangers attached to the building’s steel girders which will lie below the surface of the terra cotta onto which steel bracing may be connected either by threaded bolts, welding or suitable clamps. Minor cutting of the terra cotta cladding of such girders shall be permitted only to the minimum extent needed to thread such bolts, weld or installation done with a diamond blade rotary saw under the

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supervision of the Building Superintendent. All such work, loads, etc. shall be subject to approval by Owner’s Structural Engineer.

27)      WINDOWS

a)        Immediately following demolition and prior to any construction, the GC and the Building Owner and Superintendent shall meet to review the condition of the windows in the affected area under construction to ensure that the windows are properly gasketed, that all glass panes are intact, and the chains and counterweights are in working order. The GC shall be obliged to make any necessary repairs to the windows prior the commencement of construction. Further, no windows may be painted until all of the metal window frames, mullions, and other elements of the window are thoroughly chemically stripped of all paint, sanded smooth and primed with rust inhibiting primer (alkyd base).

28)      PLUMBING, DRAINS, AND VENTS

a)        Any pantries, sinks, drinking fountains or any other plumbing fixture to be constructed by tenant shall be situated adjacent to wet column and shall be drained and vented to the waste and vent piping at the wet column in the ceiling plumbing. All work must be licensed plumber employed by tenant or tenant’s GC who shall be responsible to arrange for both rough and finish inspections by a City of New York Plumbing Inspector. Connections to the Building’s waste and vent pipes shall be made by tenant’s plumber at the direction and under the supervision of the Building’s Superintendent. Waste shall be pumped into the riser by means of a Federal-Type steel ejector pump installed near the plumbing fixture. Tenant shall install a 24 X 24 steel access door in the ceiling to permit easy examination. All hot and cold water piping to be copper tubing, fully Insulated in fiberglass sleeves, and soldered or brazed with 95:5 solder or 15% silver braze. For hanging piping from ceiling, copper clevis hangers must be employed consistent with the directions at Paragraph 26 above, supported at no greater than 10’ intervals. This also applies to waste and vent piping. Sinks shall be fitted with chrome plated speedy stops (shut-off valves), which shall be fully accessible in case of emergency. All nipples after P-traps to be galvanized. Hot and cold water connections at risers to be made with brass nipples and new Jenkins, Brother or Fairbanks ball valves to be installed after connection to access valves. Also at these connections, tenant’s

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plumber shall install a future valve and cap alongside the working connections.

29)      RADIATORS

a)        Following demolition, tenant and tenant’s GC shall cooperate with the Owner to make the premises available a the early stages of construction to Owner’s plumber for the purpose of replacing the traps and valves of all the radiators in the premises. Landlord shall not approve any plans which do not provide suitable and easy access to all of the radiators in the premises so that the Owner’s plumber or staff may work on such radiators or repair them from time to time.

30)      FLOOR SLAB

a)        No cutting, drilling or chasing of the floor slab of the building shall be permitted for any purpose. The slab may not be used electrical conduits. The slab may not be hammered, drilled or opened for the installation of waste or feed plumbing lines. Tenant’s GC may be permitted to drill holes to install screws into the floors to affix studs or other structural members for the purpose of erecting walls.

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